                                                                   EXHIBIT 10.7
















================================================================================
                               AGREEMENT OF LEASE

                                     BETWEEN

                       QUIXOTIC INVESTMENT HOLDINGS, INC.
                                   (LANDLORD)

                                       AND

                               STAFF CAPITAL, L.P.
                                    (TENANT)

                              Dated March 27, 1995

================================================================================

                               AGREEMENT OF LEASE
                                     BETWEEN
                       QUIXOTIC INVESTMENT HOLDINGS, INC.
                                   (LANDLORD)
                                       AND
                               STAFF CAPITAL, L.P.
                                    (TENANT)

                              Dated March 27, 1995


================================================================================

                               TABLE OF CONTENTS

1.       DEMISED PREMISES..................................................  1

2.       TERM..............................................................  1

3.       FIXED RENT........................................................  2

4 .      INITIAL IMPROVEMENTS..............................................  3

5.       USE...............................................................  9

6.       COMMON AREAS......................................................  9

7.       ADDITIONAL RENT................................................... 10

8.       UTILITY CHARGES................................................... 16

9.       SPECIAL COVENANTS OF LANDLORD..................................... 16

10.      REPRESENTATIONS AND WARRANTIES OF LANDLORD........................ 17

11.      REPRESENTATIONS AND WARRANTIES OF TENANT.......................... 19

12.      SPECIAL COVENANTS OF ............................................. 19

13.      REPAIRS & MAINTENANCE............................................. 20

14.      ALTERATIONS....................................................... 21

15.      NON-LIABILITY OF LANDLORD.......................................... 22

16.      DAMAGE TO DEMISED PREMISES......................................... 23

17.      CONDEMNATION....................................................... 24

18.      EVENTS OF DEFAULT BY TENANT AND LANDLORD'S REMEDIES................ 24

19.      INDEMNIFICATION.................................................... 27

20.      DEFAULT BY LANDLORD; SELF-HELP..................................... 27

21.      PURCHASE OPTION.................................................... 27

22.      RIGHT OF FIRST OFFER TO PURCHASE................................... 28

23.      PROCEDURE UPON ELECTION TO PURCHASE................................ 29

24.      RIGHT OF FIRST OFFER TO LEASE...................................... 30

25.      EXPANSION OPTION SPACE............................................. 30

26.      SIGNS AND RENAMING OF THE BUILDING................................. 31

27.      SUBORDINATION; NONDISTURBANCE...................................... 31

28.      ASSIGNMENT AND SUBLET; LIENS....................................... 33

29.      INSURANCE.......................................................... 33

30.      INSPECTION AND ACCESS BY LANDLORD.................................. 35

31.      SURRENDER; HOLDOVER................................................ 35

32.      CONSENTS........................................................... 36

33.      LEGAL FEES AND COURT COSTS......................................... 36

34.      MEMORANDUM OF LEASE................................................ 36

35.      NOTICES............................................................ 37


36.      BROKERS............................................................ 38

37.      ARBITRATION........................................................ 38

38.      SEVERABILITY....................................................... 39

39.      GOVERNING LAW...................................................... 39

40.      ESTOPPEL........................................................... 39

41.      HEADINGS........................................................... 39

42.      ENTIRE AGREEMENT................................................... 39

43.      PARTIES BOUND; BENEFITS............................................ 39

44.      RADON GAS DISCLOSURE............................................... 39

45.      FORCE MAJEURE...................................................... 40

46.      GUARANTY OF MARK FAMIGLIO.......................................... 40

                                List of Exhibits


EXHIBIT 1:        Description of Land and Plan of Demised Premises

EXHIBIT 4.1:      Tenant Specifications

EXHIBIT 4.8:      Preliminary Design and Construction Schedule

EXHIBIT 5:        Leasing Criteria

EXHIBIT 9.9:      Development and Site Plans

EXHIBIT 10.2:     Schedule of Permitted Exceptions

EXHIBIT 10.6:     Schedule of Environmental Reports

EXHIBIT 10.7:     Form of Confirmation of Lease Term and Bringdown of
                  Representations and Warranties

EXHIBIT 40:       Form of Estoppel Certificate and Statement

                                 LEASE AGREEMENT


         THIS IS A LEASE AGREEMENT ("Lease") dated this ______ day of March, 1995, between QUIXOTIC INVESTMENT HOLDINGS, INC., a Florida corporation with offices at 1247 Mandalay Point, Sarasota, Florida 34242 ("Landlord"), and STAFF CAPITAL, L.P., a Delaware limited partnership whose sole general partner is STAFF ACQUISITION, INC, a Delaware corporation with offices at 1301 6th Avenue, West, Bradenton, Florida 34209 ("Tenant").

         In consideration of the covenants and promises herein contained, Landlord and Tenant agree as set forth below:

         1. DEMISED PREMISES. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord 86,298 rentable square feet of space on the first and second floors of the former Best Products showroom facility (the "Building") that includes a portion of the first floor in the adjoining retail building, together with the adjacent courtyard and three loading docks as more particularly described on Exhibit 1 attached hereto (the "Demised Premises"), being a part of the DeSoto Center (the "Center"), situate in the County of Manatee, State of Florida, together with the nonexclusive right, in common with the rights of all other tenants of the Center and their invitees, to use all Common Areas (as defined in Paragraph 6 hereof).

         2. TERM.


            2.1 Initial Term. The term of this Lease (the "Lease Term") shall commence on the date hereof and shall expire on the tenth (10th) anniversary of the Rent Commencement Date (hereinafter defined) unless extended or sooner terminated as provided herein; provided that if such tenth anniversary is other than the last day of a calendar month, the Lease Term shall expire on the last day of the calendar month in which such tenth (10th) anniversary occurs. Notwithstanding anything in this Lease to the contrary, Tenant may take possession of and occupy the Demised Premises at any time after the date the Building Renovations and Tenant Improvements are Substantially Completed (as such terms are hereinafter defined) (the "Occupancy Commencement Date").

            2.2 Renewal Options. Tenant shall have the right and option (the "Renewal Right") to extend the term of this Lease for two additional terms of five (5) years each (each, a "Renewal Term") on all of the same terms and conditions contained in this Lease. Tenant shall exercise each Renewal Right by giving Landlord written notice thereof at least six (6) months prior to the expiration of the then current Lease Term or Renewal Term, as the case may be, and if such renewal is effectively exercised, the Renewal Term shall automatically commence upon the expiration of the previous Lease Term or Renewal Term, as the case may be; provided, however, that in the event Tenant fails to give such notice as aforesaid, the time period within which Tenant may exercise any such Renewal Right shall be extended until the fifteenth (15th) day following receipt of Landlord's written notice to Tenant that Tenant has failed to exercise such option in a timely manner (which notice shall specifically reference such fifteen (15) day extension period). For purposes of this Lease, the "Lease Term" shall be deemed to include any Renewal Term exercised by Tenant.

         3. FIXED RENT.

            3.1 Fixed Rent. From and after the later to occur of (i) January 1, 1996 and (ii) the date the Building Renovations and Tenant Improvements are Substantially Completed (the later of the dates determined under clauses (i) and (ii) being hereinafter referred to as the "Rent Commencement Date") Tenant shall pay to Landlord annual fixed rent (the "Fixed Rent") as follows:

                 (a) During the first two Lease Years (hereinafter defined), the annual Fixed Rent shall be $901,814 per year; and

                 (b) Thereafter the Fixed Rent shall be increased each Lease Year (i.e., beginning with the third Lease Year and continuing throughout any Renewal Term) by an amount equal to the lesser of (1) the greater of (i) 3% or
(ii) the percentage increase in the Consumer Price Index (hereinafter defined) for the Current Month (hereinafter defined) over the Consumer Price Index for the Base Month (hereinafter defined) and (2) 6%. For purposes of the foregoing, the "Current Month" shall mean, for each calculation, the last calendar month of the Lease Year immediately preceding the Lease Year for which the Fixed Rent adjustment is to become effective (i.e., the last month of the second Lease Year with respect to the Fixed Rent adjustment for the third Lease Year) and the "Base Month" shall mean, for each calculation, the corresponding calendar month for the year immediately prior to the relevant Current Month. By way of example, if the third Lease Year commences January 1, 1998, the Current Month and Base Month shall, for purposes of calculating the adjustment to Fixed Rent for the third Lease Year, be December, 1997, and December, 1996, respectively. In addition, if the Consumer Price Index for such one year period increased 8%, the new Fixed Rent applicable for the third Lease Year would be $955,923 (i.e., the Fixed Rent increase would be limited to 6%). For purposes of this Lease, the term "Consumer Price Index" means the Consumer Price Index - U.S., All Items and Major Group Figures for All Urban Consumers (1982/84 = 100), issued by the Bureau of Labor Statistics of the United States Department of Labor; provided that if such Index is discontinued, the parties shall mutually agree on a reasonably comparable index published by the federal government, any agency thereof or another reputable and responsible party which reflects the purchasing power of urban consumers nationwide. In the event the parties are unable to agree on a substitute index, the matter shall be submitted to arbitration in accordance with Paragraph 37 hereof. Until a Fixed Rent adjustment is determined, Tenant shall pay Fixed Rent at the then prevailing rate plus 4 1/2% annually and at such time as the actual rate is determined, either (1) if the actual increase exceeds 4 1/2%, Tenant will, to the extent necessary, pay to Landlord within 30 days after final determination of the adjusted Fixed Rent, the amount necessary to bring Tenant current in its Fixed Rent obligations for the new Lease Year based on such adjustment, or (2) if the increase is less than 4 1/2%, Landlord will refund to Tenant within thirty (30) days after final determination, the excess Fixed Rent paid to Landlord.

                 (c) In addition to the Fixed Rent, Tenant shall pay the amount of any use or sales tax imposed on the Fixed Rent and Additional Rent provided hereunder by the State of Florida or any federal or local government, which taxes shall be paid at the same time and in the same manner as each corresponding payment of Fixed Rent or Additional Rent under this Lease. Landlord shall notify Tenant of the amount of such rent taxes.

             3.2 Payment Terms. For purposes of this Lease, the term "Lease Year" shall mean the consecutive twelve (12) month period beginning on the Rent Commencement Date and each consecutive twelve (12) month period thereafter during the Lease Term which commences on an anniversary of the Rent Commencement Date. All annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each calendar month during the Lease Term beginning with the Rent Commencement Date, without notice, demand or counterclaim except as provided herein. No Fixed Rent or other amounts shall be payable under this Lease until the Rent Commencement Date. If the Rent Commencement Date is a day other than the first day of a calendar month, the Fixed Rent, as well as any Additional Rent (hereinafter defined), payable by Tenant for such first fractional month shall be payable on such date and shall be such proportion of the monthly Fixed Rent or Additional Rent as the number of days in such fractional month bears to the total number of days in the calendar month. Notwithstanding any of the foregoing to the contrary, if and to the extent Substantial Completion of the Building Renovations and/or Tenant Improvements is delayed by reason of a Tenant Delay (hereinafter defined), the date determined under clause (ii) above shall be the date the Building Renovations and Tenant Improvements would have been Substantially Completed but for such Tenant Delay.

         4. INITIAL IMPROVEMENTS.

            4.1 Building Renovations and Tenant Improvements. Landlord shall, at its sole cost and expense, Substantially Complete (as defined in Paragraph 4.2) the renovations to the Building and base building systems (the "Building Renovations") and the initial improvements to the Demised Premises (the "Tenant Improvements") in accordance with the specifications therefor identified on
Exhibit 4.1 attached hereto (the "Tenant Specifications") and the Plans and Specifications (hereinafter defined). Promptly following the execution of this Lease, but not later than April 25, 1995, Landlord shall have prepared, at its sole cost and expense, and shall deliver to Tenant for its approval, a complete set of construction drawings for the Building Renovations and Tenant Improvements (the "Plans and Specifications"), which Plans and Specifications shall (1) be prepared by Patrick M. Pillot, A.I.A. (the "Architect") in consultation with Donald Lawson, A.I.A., Tenant's architect (the "Consulting Architect"), (2) be in compliance with all applicable building, fire, life safety, handicapped accessibility (including Americans with Disability Act) and zoning laws, codes, ordinances, rules and regulations (collectively "Building Codes") and (3) be consistent with the Tenant Specifications. Tenant shall accept or reject the Plans and Specifications within twenty-four (24) hours after receipt thereof (excluding weekends) and if it rejects such Plans and Specifications it shall state with particularity its reasons therefor. It is the intent of the parties that, when submitted to the Tenant for final approval, the Plans and Specifications be in final form due to the Consulting Architect's ongoing involvement in and review thereof. Landlord shall cause the Architect to revise the Plans and Specifications promptly upon receipt of any Tenant rejection, consistent with Tenant's requirements; provided that any dispute with respect to the approval of such Plans and Specifications shall be submitted to binding arbitration in accordance with Paragraph 37 hereof. Landlord shall not deviate from the Specifications or approved Plans and Specifications without the written consent of Tenant.

         4.2 Substantial Completion. Landlord shall Substantially Complete the Building Renovations and Tenant Improvements no later than November 1, 1995 (the "Outside Date"), which date shall be extended only if and to the extent Landlord is unable to achieve Substantial Completion by such date as a result of documented delays directly attributable to (1) Tenant in approving the Plans and Specifications or in connection with any Tenant initiated Change Order pursuant to Paragraph 4.3 below or (2) Tenant's contractors in connection with any cabling or related work for Tenant's computer or telecommunications systems, to the extent such work unreasonably interferes with Landlord's contractors (any event under clause (1) or (2) being hereinafter defined as a "Tenant Delay") or
(3) a Force Majeure (defined in Paragraph 45 below). The Building Renovations and Tenant Improvements shall be deemed to be substantially completed ("Substantially Completed", "Substantial Completion" or "Substantially Complete") when (a) all work specified to be done in the Plans and Specifications has been completed in accordance with the approved Plans and Specifications, as certified by the Architect and the Consulting Architect, except for (i) minor items as identified in a "punch list" created by Tenant pursuant to Paragraph 4.6 hereof, which punch list items, either individually or in the aggregate, will not interfere with the efficient performance of Tenant's employees or business in the Demised Premises or with Tenant's installation of improvements, trade fixtures, furniture, computers and the like, as determined by Tenant (the "Punch List Items"), or (ii) furniture or office or computer equipment to be installed or furnished by Tenant; (b) Landlord shall have obtained and delivered to Tenant a copy of the certificate of occupancy relating to the entire Building and Demised Premises issued by the governmental authority or authorities having jurisdiction over the Demised Premises (the "Certificate of Occupancy") evidencing that the Building and Demised Premises are in compliance with any and all applicable Building Codes; and (c) the Building and Demised Premises are broom clean, free of debris and vacant of any persons (including, without limitation, Landlord's employees) or tenants. Landlord shall pay all of the costs associated with the Building Renovations and Tenant Improvements; provided, however, Tenant shall be responsible for incremental costs attributable to Tenant initiated change orders to the Tenant Specifications or Plans and Specifications (the additional cost thereof to be identified in such change order).

         4.3 Proposed Changes by Tenant. Subject to the terms of this Paragraph 4.3, Tenant shall have the right to require changes to the Building Renovations or Tenant Improvements after the Plans and Specifications have been approved. Any such change in the Building Renovations or Tenant Improvements requested by Tenant shall be subject to the prior approval of Landlord, which approval may only be withheld if the change will extend the Rent Commencement Date or increase the cost of the work performed by Landlord (unless, in the case of an increase in cost), Tenant agrees to compensate Landlord fully therefor). Any change requested by Tenant shall also be subject to the following:

             (a) Any such request by Tenant shall only be made by a written request signed by McKay and Heagerty, Inc. or such other or additional representative designated by Tenant in writing from time to time ("Tenant's Representative");

             (b) Within 10 days after receipt of such request ("Change Order"), Landlord shall specify in writing to Tenant's Representative the additional cost of such work, if any, (the "Excess Cost") and/or whether such change will result in a delay in Substantial Completion of the Building Renovations or

Tenant Improvements (including Landlord's best estimate of the extent of such delay) (the "Impact Notice"). Tenant's Representative shall approve or reject the Change Order in writing within 10 days after receipt of the Impact Notice. Landlord shall not commence with such additional work or the deletion of any work contained in a proposed Change Order until such written authorization is received. In determining the Excess Cost (or any reduction in cost) associated with any Change Order, the cost of the additional or deleted work shall equal the actual third party cost of such work to Landlord (supported by bid information) provided that the total mark-up for overhead and profit of the Contractor (hereinafter defined) shall not exceed 15%. There shall be no mark-up for Landlord in respect of such work, provided that Landlord shall have the right to share the foregoing 15% Contractor's mark-up with such Contractor.

             (c) Any Excess Cost authorized hereunder shall be paid by Tenant within ten (10) days after completion of the excess work, subject to Tenant receiving a detailed invoice with respect to the work completed including supporting bills and documentation. Any cost savings resulting from any change order shall be shared equally between Landlord and Tenant. Tenant's share of such savings shall be effected by a reduction in the annual Fixed Rent equal to the annual amount necessary to amortize such lump sum savings over the initial ten (10) year Lease Term assuming an interest rate of 10% per annum.

             (d) For purposes of this Lease, the term "Plans and Specifications" shall include any changes thereto effected by properly authorized Change Orders. Any dispute as to Landlord's failure to approve a Change Order, the information contained in the Impact Notice, the Excess Cost (or cost savings) or duration of any delay or existence of Punch List Items shall be settled in accordance with Paragraph 37.

         4.4 Access By Tenant. Landlord will afford Tenant reasonable access to the Demised Premises prior to Substantial Completion of the Building Renovations and Tenant Improvements for the purpose of allowing Tenant to inspect, measure, install and arrange for the installation of fixtures, equipment and other finish activity, but only to the extent that such activity proceeds without interfering with Landlord's contractors, subcontractors, and their respective employees. While affording such prior access to Tenant, Landlord shall not be entitled to any Rent, nor shall any Rent be accrued by reason of such access. In connection with the foregoing, Landlord shall, in developing its construction schedule for the work, coordinate with Tenant so as to ensure that Tenant's installation of its telecommunications and computer system can be accomplished in the most efficient and cost effective manner. In the event any such work undertaken by Tenant's contractor or subcontractors shall conflict with Landlord's completion schedules (notwithstanding Landlord's prior consent) or if Tenant's contractor or subcontractors shall cause jurisdictional labor disputes, then in that event Landlord shall have the sole right and authority to order Tenant and its contractor, subcontractors or agents to remove themselves from the Demised Premises until such time as Landlord completes its work or otherwise determines in its reasonable discretion that Tenant may continue its installation work theretofore permitted. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, suits, damages, expenses and reasonable attorneys' fees arising out of or in connection with any negligent act or omission of Tenant and its contractors and subcontractors while at the Demised Premises under this Paragraph 4.4.

         4.5 Standard of Work. All construction work performed by Landlord shall be done in a good, workmanlike manner and in compliance with all applicable Building Codes and with all applicable rules and guidelines of Landlord's insurers of the Building. Landlord agrees to correct or cause to be corrected, at its sole cost and expense, all defects in construction performed by or on behalf of Landlord promptly after written notice thereof from Tenant in accordance with Paragraph 13.2 hereof.

         4.6 Inspection. Landlord shall provide Tenant with 30 days' prior written notice of the date it expects the Building Renovations and Tenant Improvements to be Substantially Completed. Tenant and Landlord shall then perform a physical inspection of the Building and Demised Premises at which time Landlord shall deliver to Tenant the Architect's Certificate and the Certificate of Occupancy for the Building and Demised Premises pursuant to clauses (a) and
(b) of Paragraph 4.2, and Landlord and Tenant shall identify in writing the Punch List Items yet to be completed by Landlord. Landlord's failure to provide the foregoing 30-day notice shall not constitute a default by Landlord hereunder; however, the Occupancy Commencement Date shall not occur less than 30 days after the foregoing notice is actually given by Landlord unless Tenant actually takes possession of the Demised Premises for purposes of conducting its business prior to the expiration of such 30 day period. Tenant's failure to identify any item of defective, incomplete or nonconforming work on the punch list shall not excuse Landlord's obligations under this Paragraph 4 or its remedial obligations under Paragraph 13.2 hereof. After the Occupancy Commencement Date, Landlord, its agents and/or contractors may enter the Demised Premises from time to time after reasonable notice to Tenant to complete the Punch List Items and shall do so with reasonable dispatch and without unreasonable interference to Tenant's business.

         4.7 Self-help Rights of Tenant. If, (1) construction of the Building Renovations and Tenant Improvements has not commenced by June 30, 1995 (as extended pursuant to Paragraphs 4.10 and 45) (the "Commencement of Construction Date"), (2) the Building Renovations and Tenant Improvements are not Substantially Completed by the Outside Date (as extended pursuant to Paragraphs
4.10 and 45), or (3) the Punch List Items are not completed within sixty (60) days after Landlord's receipt of Tenant's punch list (as extended pursuant to Paragraphs 4.10 and 45), Tenant shall, upon written notice to Landlord, have the right to complete such Building Renovations and Tenant Improvements or Punch List Items, as the case may be, and offset all costs thereof, together with interest at the Default Rate (hereinafter defined) from the date such amounts are actually advanced by Tenant until the date of offset, against the Rent due hereunder; provided, however, that in the event construction of the Building Renovations and Tenant Improvements has not commenced by the Commencement of Construction Date or in the event the Building Renovations and Tenant Improvements are not at least 70% completed on or before the Outside Date (as extended pursuant to Paragraphs 4.10 and 45), Tenant shall also have the right to purchase the Center as provided in Paragraph 21 hereof.

         4.8 Completion Incentive Payment. In the event the Building Renovations and Tenant Improvements are Substantially Completed prior to the Outside Date (as extended pursuant to Paragraphs 4.10 and 45 hereof), Tenant shall pay to Landlord an incentive payment (the "Completion Incentive Payment") equal to the product of (1) $2,000 and (2) the number of days prior to the Outside Date (as extended pursuant to Paragraphs 4.10 and 45 hereof) that the Building Renovations and Tenant

Improvements are delivered Substantially Completed by Landlord; provided that in no event shall the Completion Incentive Payment exceed $62,000. By way of example, if the Outside Date is November 1, 1995 and the work is Substantially Completed by October 20, 1995, the Completion Incentive Payment shall be $22,000 (i.e., 11 days times $2,000), and if such work is Substantially Completed by September 10, 1995, the Completion Incentive Payment shall be $62,000 (i.e., such payment is capped at $62,000). The Completion Incentive Payment shall be paid by Tenant when all Punch List items are completed. Landlord acknowledges and agrees that the Completion Incentive Payment is a one-time payment that Tenant has agreed to make to Landlord as an incentive for Landlord to Substantially Complete the Building Renovations and Tenant Improvements by the Outside Date (as extended pursuant to Paragraphs 4.10 and 45 hereof); provided, however, that the Completion Incentive Payment shall not have been earned and Tenant shall not have an obligation to make such one-time payment to Landlord unless the Building Renovations and Tenant Improvements are in fact Substantially Completed prior to the Outside Date (as extended pursuant to Paragraphs 4.10 and 45 hereof). Based on its experience and expertise, Landlord believes that the design and construction schedule for the work described herein as identified on Exhibit 4.8 is realistic and that it can achieve the milestones established therein.

         4.9 Delay Damages. Landlord acknowledges and agrees that Tenant will suffer financial loss if the Building Renovations and Tenant Improvements are not Substantially Completed by the Outside Date (as extended pursuant to Paragraphs 4.10 and 45). In connection with the foregoing, if the Building Renovations and Tenant Improvements are not Substantially Completed by the Outside Date (as extended pursuant to Paragraphs 4.10 and 45), Landlord agrees that it shall be liable for and shall pay to Tenant as Stipulated, Fixed, Agreed Upon and Liquidated Damages (and not as a penalty), a per diem amount equal to $2,000 for each calendar day of delay beyond the Outside Date (as extended pursuant to Paragraphs 4.10 and 45) but prior to December 1, 1995 (as extended pursuant to Paragraphs 4.10 and 45) and an additional per diem amount equal to $3,000 for each calendar day of delay from and after December 1, 1995 (as extended pursuant to Paragraphs 4.10 and 45) (the "Delay Damages") until all such work is Substantially Completed. By way of example, if the Outside Date is November 1, 1995 and the date of Substantial Completion is December 10, 1995, the Delay Damages would be $90,000 (i.e., (30 x $2,000) plus (10 x $3,000)). The Delay Damages represent a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses which might result from such delay, it being understood that the amount of actual damages would be extremely difficult, impracticable or impossible to ascertain. The Delay Damages do not include and specifically exclude any costs, expenses and damages to Tenant caused by claims made against Tenant by any third person as a consequence of such delay. Tenant reserves the right to prove and recover additional damages beyond the Delay Damages in the event such delay results in third party claims against Tenant. In addition to the foregoing, Tenant shall have the rights and remedies provided in Paragraphs 4.7 and 21. For purposes hereof, a calendar day includes each day of the week, including weekends and holidays.

         4.10 Effect of Tenant Delay on Landlord Obligations. For purposes of this Paragraph 4, any date or time period fixed for the performance of any obligations of Landlord or for Tenant's self-help rights shall be extended for a period of time equal to the documented Tenant Delay; provided that Landlord provides Tenant with written notice of such Tenant Delay within five (5) days after the occurrence of facts giving rise thereto, which notice shall include Landlord's best estimate of the duration of such delay at such time. Landlord's failure to notify Tenant of a potential Tenant Delay as aforesaid shall be an affirmative waiver of any future claim of Tenant Delay arising out of said facts.

         4.11 Contractor; Input of Tenant's Professionals. Landlord hereby agrees that it shall engage Dooley & Mac Constructors as the general contractor for the Building Renovations and Improvements ("Contractor") and will not discharge Contractor from the project unless replaced with another reputable, bondable contractor. Landlord's contract with the Contractor shall provide, among other things, (1) that the Contractor shall provide a payment and performance bond from a reputable surety for the full contract price, (2) that Contractor will be subject to and bound by any arbitration under Paragraph 37 hereof, and (3) for liquidated damages consistent with Paragraph 4.9. Throughout the design and construction phases of the project, Landlord will afford (and cause the Architect and Contractor to afford) the Consulting Architect and Tenant's Representative the opportunity to attend and actively participate in all job meetings and will provide or cause to be provided to such parties simultaneous copies of all material correspondence, reports or other documents relating to the project. In connection with the foregoing, the Consulting Architect and Tenant's Representative shall be provided not less than 24 hours notice of any scheduled job meetings and reasonable notice of any other material job meetings. Landlord hereby acknowledges that the involvement and participation of the Consulting Architect and Tenant's Representative in the design and construction process is critical to Tenant's decision to enter into this Lease and, in connection therewith, Landlord agrees that it shall consider and incorporate all reasonable suggestions of such parties in connection with the project (including the sequencing of the work, value engineering suggestions and the like) so long as they are consistent with the terms of this Lease and do not increase the project cost or time for Substantial Completion; provided that the participation of such parties on behalf of Tenant hereunder shall not excuse Landlord's performance under this Paragraph 4 or its obligations hereunder. It is the intent of the parties that the Consulting Architect participate in the development of the Plans and Specifications so as to ensure that they are approved in a timely manner; provided that the Architect shall ultimately be responsible for such Plans and Specifications and their compliance with all laws.

         4.12 Tenant Work. Notwithstanding anything herein to the contrary, Tenant shall, at its sole cost and expense, be responsible for constructing the concrete sound barrier around the new chiller (as described in the Specifications); provided, however, that if such sound barrier does not reduce the noise level of the chiller, measured at the property line, to a level which complies with applicable zoning laws and other Building Codes, Tenant shall, at its sole cost and expense, take such remedial actions as shall be necessary to achieve such compliance. In addition to the foregoing, Tenant shall be solely responsible for (and the Building Renovations and Tenant Improvements shall specifically exclude) specialized electronic lightning protection systems as well as any specialized electric systems relating to the maintenance and operation of Tenant's computers. (Stainless steel stairwells and handrails and mahogany in the elevators will be eliminated from Tenant's spec book.)

         4.13 Fees for Tenant's Representatives. Tenant shall have the right (the "Tenant Professionals' Reimbursement Election"), exercisable by written notice to Landlord any time prior to the Occupancy Commencement Date, to cause Landlord to pay the actual fees of its Tenant Representative and the Consulting Architect in the aggregate amount of $160,000 (the "Tenant Professionals' Payment"). The Tenant Professionals' Payment shall be paid as follows: $21,000 per month for the months of May, 1995 through and including October, 1995, and $34,000 upon Substantial Completion, such payments to be made within five (5) business days after written direction from Tenant. In the event the Tenant exercises the Tenant Professionals' Reimbursement Election, the annual Fixed Rent shall be increased by an amount equal to $26,039.

        4.14 Additional Landlord Work to the Center. Within 24 months after the Occupancy Commencement Date, Landlord shall, at its sole cost and expense (but separate and apart from the Building Renovation), renovate the exterior facade of the balance of the tenant premises in the Center consistent with the new facade for the Demised Premises (both as to color and materials), so as to achieve an integrated and consistent appearance throughout the Center.

     5. USE. The Demised Premises shall be used and occupied for general office and ancillary purposes only; provided that the one story portion of the Demised Premises identified on Exhibit 1 (the "Former Retail Premises") may also be used for any retail purpose which (1) does not violate any then existing exclusive use granted by Landlord to any existing retail tenant of the Center in its lease and (2) does not violate the restrictions set forth in Exhibit 5 attached hereto (the "Leasing Criteria"). Tenant covenants and agrees to use and occupy the Demised Premises in accordance with and subject to all applicable zoning ordinances, rules and regulations of any governmental authorities. Tenant agrees that its use of the Demised Premises shall not require the use of any dangerous, hazardous or toxic materials, except for normal chemicals used in Tenant's operations which shall be stored and used in full conformity with all environmental laws and regulations. Landlord hereby grants Tenant the exclusive right to operate a permanent employee leasing business, a payroll processing business and a temporary help outsourcing agency within the Center.

     6. COMMON AREAS. Landlord grants to Tenant (its employees, customers and invitees) the right to use, in common with all others to whom Landlord has or may hereafter grant rights to use the same, the Common Areas located within the Center. The term "Common Areas" as used in this Lease, shall mean the parking areas, roadways, pedestrian sidewalks, delivery areas, landscaped areas, service courts, fire corridors, meeting areas and public restrooms, and other areas or improvements which may be provided by Landlord for the common use of the tenants of the Center. Landlord hereby reserves the following rights with respect to the Common Areas:

        (a) To establish reasonable rules and regulations for the use thereof;
and

        (b) To use or permit the temporary use of such areas by others to whom Landlord may have granted such rights for promotional activities which do not unreasonably interfere with Tenant's business.

     7. ADDITIONAL RENT. From and after the Rent Commencement Date, Tenant shall pay as additional rent ("Additional Rent") at the times herein stated (or if no times are stated, then on the first day of the month after Landlord notifies Tenant of the amount of such Additional
Rent): (1) Tenant's Share of Operating Expenses and Tenant's Share of Impositions (as each is hereinafter defined); and (2) all amounts which may become due from Tenant pursuant to any provision of this Lease, whether as a result of Tenant's failure to perform any covenant on its part contained in this Lease or otherwise. The term "Rent" when used herein shall mean Fixed Rent and Additional Rent.

         7.1 Operating Expenses. "Operating Expenses" shall mean the following expenses actually incurred by Landlord in connection with the operation, repair and maintenance of the Building and the Center (excluding, however, the exclusions from Operating Expenses described below in Paragraph 7.3):

             (a) Fees paid to the Manager (hereinafter defined) or any successor Manager under Paragraph 9.8; and wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law that are actually made to or on behalf of any employee of Landlord at or below the level of an on-site property manager (but excluding any administrative personnel of Landlord generally) to the extent performing services rendered in connection with the operation and maintenance of the Building and the Center ("Employees");

             (b) The uniforms of all Employees who wear uniforms, and the cleaning, pressing and repair thereof;

             (c) Janitorial costs for the Building and the Center generally (as opposed to any tenant space), including the windows and sidewalks, all rubbish removal (including separate contracts therefor), landscaping and the costs of all labor, supplies, equipment and materials incidental thereto;

             (d) Premiums and other charges (including payment of deductibles) incurred by Landlord with respect to all insurance relating to the Building and the Center and the operation and maintenance thereof as required hereunder;

             (e) Cost of electrical service to the Common Areas and facilities serving all tenants in the Building or Center, but excluding electrical service to tenants' offices, or to or for retail areas which are separately metered; and, subject to the limitations imposed under Paragraph 7.3(h) below, the cost of all other utilities for the Building or Center, including, but not limited to, the cost of heating, air conditioning and ventilating, including electrical service associated with heating, air conditioning and ventilating in office use tenant areas to the extent not separately metered or otherwise paid by tenants; all of the foregoing to be at rates no greater than those actually paid by Landlord to the provider of such utilities without mark-up, provided that Landlord shall negotiate with such utility providers to achieve the most favorable rates possible;

             (f) Subject to the limitations imposed under Paragraph 7.3(h) below, costs incurred for operation, service, maintenance, inspection and normal repair of the Building, the Center

(including parking lot striping, parking lot repaving and sealing and the repair and replacement of broken glass in windows, skylights and other apertures) and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building (including any separate contracts therefor) and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items;

             (g) The sales and excise taxes, if any, upon any of the expenses enumerated herein;

             (h) The cost of replacements for tools used in the operation and maintenance of the Building and the Center;

             (i) The cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Center superintendent's office, if any;

             (j) The cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building and Center, other than any of the foregoing relating to tenant improvements;

             (k) Reasonable accounting fees necessarily incurred in connection with the maintenance and operation of the Building and Center, and the preparation, determination and certification of bills for Impositions and Operating Expenses pursuant to this and other leases at the Center;

             (l) All reasonable costs incurred by Landlord to retrofit any portion or all of the Building to comply with a change in existing legislation or newly enacted legislation after the date hereof, whether Federal, state or municipal or to replace any existing capital item with an item of like quality (subject to Paragraphs 7.2 and 7.3 below);

             (m) All reasonable costs incurred by Landlord in connection with the installation of any energy or cost saving devices which have been approved by Tenant, but only to the extent any such savings are actually realized in any year (subject to Paragraphs 7.2 and 7.3 below); and

             (n) Any and all other expenses of Landlord in connection with the operation, repair or maintenance of the Building and Center which are properly expended in accordance with generally accepted accounting principles consistently applied with respect to the operation, repair and maintenance of similar projects in the County of Manatee, except as otherwise provided in Paragraph 7.3 below.

         7.2 Capital Expenditures. If Landlord makes any capital expenditure as described in Paragraph 7.1(l) or 7.1(m) above, the cost of same shall be included in Operating Expenses in the year of installation on a prorated basis, and in subsequent years shall be amortized on a straight line basis, over its reasonably estimated useful life, without regard to the useful life assigned to it by Landlord for book or tax accounting purposes, with an interest factor equal to the prime rate as announced by NationsBank, N.A., from time to time (the "Prime Rate"), but subject to the further limitations on amortization provided in Paragraph 7.1(m).

         7.3 Exclusions from Operating Expenses. Notwithstanding the foregoing, "Operating Expenses" shall not include expenditures for any of the following:

             (a) Except as and to the extent provided in Paragraphs 7.1 (l),
7.1 (m) and 7.2 above, the cost of any capital additions or improvements made to the Building or Center;

             (b) Repairs or other work occasioned by fire, windstorm, hurricane or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance (or would have received such proceeds but for Landlord's negligence or willful act or failure to act);

             (c) Leasing or rental commissions, advertising expenses and other costs incurred in leasing or procuring new tenants;

             (d) Repairs or rebuilding necessitated by condemnation;

             (e) Depreciation and amortization of the Building, other than as provided in Paragraphs 7.1(l), 7.1(m) and 7.2, and other non-cash items, such as reserves, bad debt losses, and the like;

             (f) The salaries and benefits of any employees of Landlord, other than the Employees, or any other overhead costs of Landlord;

             (g) Debt service, including principal, interest, ground rents and all other financing charges;

             (h) The cost of any work or service supplied by Landlord consisting of work or services which are unique to one tenant (such as excessive electric consumption), or at variance from those supplied to other tenants in the Center, whether or not Landlord is reimbursed for such costs, and the cost of any work or services supplied by Landlord in tenant areas if such tenant relieves Landlord of the obligation to provide such work or service to it;

             (i) Costs of any Operating Expense furnished to Landlord by any affiliate, to the extent the amount thereof exceeds the amount Landlord would have had to pay for such goods or services from an independent third party negotiating at arm's length;

             (j) Costs of correcting or repairing defects in the initial design or construction of the Building Renovations or Tenant Improvements;

             (k) Liability of Landlord to third parties resulting from the tortious conduct or negligence of Landlord, its agents, servants or employees (or alleged tortious conduct or negligence), or other costs or expenses resulting from the tortious conduct or negligence of Landlord (or alleged tortious conduct or negligence);

              (l) Costs associated with the operation of the business of Landlord, other than costs specifically attributable to the operation of the Center, including accounting and legal matters, costs of preparing and negotiating leases and defending or prosecuting lawsuits, including but not limited to lawsuits with any agent, seller, contractor or mortgagee, costs of selling, financing, mortgaging, joint venturing, or hypothecating any of Landlord's interest in the Building or Center, costs of any disputes between Landlord and any employees not engaged in Building operation, or other costs or fees paid in connection with any disputes with other tenants, including attorneys fees;

              (m) Costs of any fines or penalties, or any interest thereon;

              (n) Any Impositions (as hereinafter defined) which are treated separately under Section 7.5 below; and

              (o) Any costs associated with the investigation or remediation of hazardous substances at under or around the Center.

         7.4 Reimbursements. Operating Expenses shall be "net" and, for that purpose, shall reflect the actual costs to Landlord after giving effect to any rebates, quantity discounts and similar concessions received by Landlord with respect to an item of cost that is included in Operating Expenses (other than reimbursements to Landlord by tenants of the Center pursuant to Operating Expense provisions similar to those set forth in this Paragraph 7).

         7.5 Impositions. "Impositions" shall mean all taxes, assessments, levies, and governmental charges, whether Federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Building (and the Center) or by others subsequently created or otherwise, attributable to the Building (and the Center) and the rents derived therefrom, including taxes based on gross receipts, whether or not directly paid by Landlord, but excluding, however, Federal, state and local taxes on profit or net income, or other taxes imposed or measured on or by the net income of Landlord from the operation of the Building or Center or imposed in connection with any change of ownership of the Building or Center, including, without limitation, any applicable realty transfer tax; provided, however, that if, at any time during the term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and, as a substitute therefor, or in lieu of such taxes, assessments, levies, impositions or charges there shall be levied, assessed and/or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from such real estate or the rents reserved herein or any part thereof, such substitute taxes, assessments, levies, impositions or charges, to the extent that such substitute taxes would be payable if the Building (and the Center) were the only property of Landlord subject to such tax, shall be deemed Impositions hereunder. It is agreed that Tenant will be responsible for ad valorem taxes, if any, on its personal property. If any Imposition constitutes a capital expenditure under generally accepting accounting principles, it shall be treated as an Operating Expense and Tenant shall pay its share in the manner provided in Paragraph 7.2. With respect to the foregoing, Landlord hereby covenants and agrees to do and perform all that is necessary and required in order to secure, if available, the maximum real estate tax abatement for the Center in connection with the renovations thereto.

         7.6 Tenant's Share. "Tenant's Share" shall mean the percentage equivalent of a fraction, (i) the numerator of which is the total rentable area contained within the Demised Premises (excluding the courtyard) and (ii) the denominator of which is the aggregate rentable area of leasable space in the Center. Tenant's Share shall initially be 62.52% (i.e., 81,669/130,629 rsf) and shall be adjusted from time-to-time as necessary to reflect any change in the size of the Demised Premises or the Center after the date hereof. Notwithstanding anything in this Lease to the contrary, either party may, at any time and at its sole cost and expense, seek to have the Demised Premises and exclusive parking area separately assessed by the appropriate governmental authorities for real estate tax purposes (formally or informally) and, in the event such separate assessment is obtained, "Tenant's Share of Impositions" shall mean the Impositions reflected in such separate assessment for the Demised Premises. Tenant shall have the right to challenge any separate assessment in accordance with applicable procedures.

         7.7 Adjustments for Operating Expenses and Impositions.

             (a) Ninety (90) days prior to Substantial Completion of the Demised Premises, 90 days prior to the first calendar year following the year in which Substantial Completion of the Demised Premises is achieved, and at any time (but at least 30 days) prior to January 1 of each full or partial calendar year thereafter during the term of this Lease, Landlord shall provide to Tenant, in writing, the projected Tenant's Share of Operating Expenses and Impositions for the coming year, or such portion thereof as represents Tenant's occupancy of the Demised Premises or any portion thereof. Thereafter Tenant shall pay as Additional Rent for such year, on the first day of each month after receipt of such estimate from Landlord, 1/12th of such projected amount; provided, nevertheless, that the amount so projected may (and if appropriate, will) thereafter be adjusted by Landlord based upon, and to take into account, the actual Operating Expenses and Impositions for the preceding year. Until Tenant receives a new statement of projected Operating Expenses and Impositions from Landlord, Tenant shall continue to pay Tenant's Share of Operating Expenses and Impositions in accordance with the most recent projection statement provided by Landlord and upon receipt of the new projection statement, Tenant shall, within 30 days thereafter, pay to Landlord the amount necessary to bring Tenant current on its obligations for Tenant's Share of Operating Expenses and Impositions based on such new projection statement (i.e., the difference between the actual amounts paid to date by Tenant in respect of Tenant's Share of Operating Expenses and Impositions for the new Lease Year and the amount it should have paid in respect of such items for such period based on the new projection statement).

             (b) Landlord shall, within a period of one hundred twenty (120) days (or as soon thereafter as possible) after the close of each calendar year (or shorter period set forth in Paragraph 7.7 (a)), provide to Tenant a statement of the actual Operating Expenses and Impositions for such year, and a calculation (based thereon) prepared by Landlord of Tenant's Share of Operating Expenses and Impositions for such year. If the sum of (1) Tenant's Share of Operating Expenses for such year and (2) Tenant's Share of Impositions for such year is greater than the projected amount upon which the Additional Rent pursuant to Paragraph 7.7 (a) was calculated and actually paid by Tenant for such year, Tenant shall pay the amount of such excess to Landlord within thirty (30) days after Tenant's receipt of the statements therefor. If the sum of (1) Tenant's Share of Operating Expenses for such year and (2) Tenant's Share of Impositions for such year is less than the projected amount upon which the Additional Rent pursuant to Paragraph 7.7 (a) was calculated and actually paid by Tenant for such year, Landlord shall credit the amount of such overpayment to the next Rent due under this Lease or, if the Lease has expired or will expire prior to exhaustion of such credit, pay Tenant such excess at the time it delivers the reconciliation statement; and

             (c) If only part of any calendar year shall fall within the Lease Term, the amount computed as Additional Rent with respect to such partial year under Paragraph 7.7 (a) shall be prorated in proportion to the portion of such calendar year falling within the Lease Term (but the expiration or termination of the Lease Term prior to the end of such year shall not impair Tenant's obligation hereunder to pay such prorated portion of such Additional Rent).

         7.8 Accounting; Right to Audit.

             (a) Whenever this Lease requires an accounting calculation with respect to revenues or expenses of the Building, such calculation shall be made under the accrual method of accounting, employing generally accepted accounting principles, consistently applied over the term of this Lease and also over the term of any rights or obligations hereunder which extend beyond the term hereof; and

             (b) Tenant shall have the right, within twelve (12) months of its receipt from Landlord of a statement of actual Operating Expenses and Impositions for the prior year, at its sole expense and at reasonable times during normal business hours at Landlord's office at the Center or at such other office location in Sarasota, Florida, to audit Landlord's books and records relating to this Lease and the general management and operation of the Building and Center for such prior year, provided, however, that if any such audit reveals an overcharge of 2% or more in the aggregate for Tenant's Share of Operating Expenses and Impositions in any year, Landlord shall pay all costs and expenses relating to such audit and shall pay to Tenant interest on the overcharged amount at the Default Rate until reimbursed. Notwithstanding any of the foregoing to the contrary (including the 12 month audit period), if Tenant's audit reveals a systematic or recurring overstatement of Operating Expenses or Imposition from year to year (i.e., such as, by way of example, an assumed useful life for purposes of calculating amortization which is too short) (a "Systematic Error"), Tenant shall have the right to audit prior years' statements (not to exceed the five most recent prior years), with respect to such item(s) only, in which event this Paragraph 7.8(b) shall apply to the cost of such audits and the reimbursement of such overcharges. In the event Landlord identifies a Systematic Error which has resulted in an undercharge of any item, Landlord shall have the right to correct such error and cause Tenant to pay the amount of such underpayment, provided that Landlord may not collect undercharges which are applicable to any period in excess of five (5) years prior to the date the Systematic Error is identified and otherwise Landlord may not charge Tenant for any underpayment for any prior year.

         8. UTILITY CHARGES. Tenant shall be solely responsible for and shall pay when due all rents, costs and charges for any gas, electricity, light, telephone and other communication services, and any and all other utilities or services rendered or supplied upon or in connection with the Demised Premises or used or consumed by Tenant in the operation of the Demised Premises (as opposed to the Center generally) throughout the Lease Term to the extent separately metered to the Demised Premises and not otherwise included in Operating Expenses, excluding water and sewer charges so long as and to the extent the Demised Premises are used for office purposes (the "Utilities").

         9. SPECIAL COVENANTS OF LANDLORD. Landlord covenants and agrees that it shall, throughout the Lease Term:

            9.1 Operations. Operate the Center and provide Tenant access to the Demised Premises twenty-four (24) hours a day and three hundred sixty-five (365) days a year.. Notwithstanding the foregoing, if and to the extent Landlord's legal counsel deems such action necessary or advisable to prevent the public from obtaining ownership rights in and to the Center or any portion thereof, Landlord may close down Common Areas of the Center for one day in any Lease Year; provided such closure does not interfere with the operation of Tenant's business.

            9.2 Cleaning, Janitorial and Other Services. Supply janitorial services for the Common Areas consistent in scope and quality with those provided at the Comparable Projects (hereinafter defined); and provide electricity and other customary utilities from the curb to the Building, all in amounts and during hours consistent with similar services provided in the Comparable Projects.

            9.3 Quiet Enjoyment. Grant and assure to Tenant the right of quiet enjoyment of the Demised Premises without hindrance or objection from any person claiming by, through or under Landlord, subject to the terms of this Lease, so long as no Event of Default has occurred and is continuing.

            9.4 Repairs; Maintenance. Make all repairs and replacements (with materials of quality equivalent to the original item) necessary to maintain the structural components of the Building, Center and Common Areas, and all roofs (excluding the cost to repair any skylight in the Demised Premises). Landlord shall use commercially reasonable efforts to perform all such repairs in the Demised Premises at times that are not within Tenant's normal business hours and, in any event, not to interfere with the conduct of Tenant's business. Landlord shall also maintain all Common Areas [excluding the courtyard which is part of the Demised Premises as shown on Exhibit 1 attached hereto] and landscaping in a clean and attractive condition consistent with standards of upkeep and maintenance currently employed at the projects now known as DeSoto Mall, DeSoto Junction and the FP&L Building (the "Comparable Projects"), making necessary repairs, replacements and replantings as necessary. Landlord shall keep the courtyards (excluding Tenant's courtyard), walkways and parking areas in a clean and attractive condition, free of debris, providing customary trash pickup and dumpsters for Tenant's use.

            9.5 Parking. Dedicate for the exclusive use of Tenant (and for its employees, guests and invitees) not less than 400 striped parking spaces immediately adjacent to the Building at no additional cost to Tenant (subject only to rights, if any, of existing tenants of the Center). All such parking areas shall be appropriately and clearly identified as being dedicated to and reserved for Tenant (and its employees, guests and invitees) and all parking areas in the Center shall have adequate lighting until 11:00 p.m. or otherwise consistent with the Comparable Projects. In addition to the foregoing exclusive spaces, Tenant (and its employees, guests and invitees) shall have the non-exclusive use in common with the other tenants in the Center, of the remaining parking spaces at the Center.

             9.6 Approval of Other Tenants. Provide Tenant the right and opportunity to discuss with Landlord suggested uses and criteria for, and possible tenants of, the proposed retail spaces in the Center in conjunction with Tenant's needs and desires and Landlord's marketing strategy, all with a view toward having the Center be and remain a quality mixed use center. Landlord shall give Tenant written notice of the identity and proposed use of each proposed retail space tenant prior to execution of a lease with such tenant and shall not lease space to any tenant which violates the Leasing Criteria.

             9.7 Development by Landlord. Landlord hereby acknowledges and agrees that Tenant, being the largest tenant in the Center, has a substantial interest in the future development and leasing of the Center by Landlord and its successors and assigns. In connection with the foregoing, and as a condition of Tenant's agreement to enter into this Lease, Landlord agrees that any additional construction at the Center (excluding the Building Renovations and Tenant Improvements), shall be subject to the approval of the Tenant, which approval shall not be unreasonably withheld or delayed; provided that Tenant shall consent to any future development of the Center which is substantially consistent with the development and site plans for the Center identified on
Exhibit 9.9 attached hereto and complies with items (1) through (3) below. It shall not be unreasonable for Tenant to withhold its consent to any proposed development by Landlord if such proposed development (1) reduces the ratio of available parking spaces to total rentable square footage of the Center below what is required under applicable Building Codes; (2) is inconsistent with the Leasing Criteria; or (3) substantially increases the Tenant's Share of Operating Expenses and Impositions.

             9.8 Appointment of Management Company. Prior to the Occupancy Commencement Date, Landlord shall engage a reputable, independent real estate management company reasonably acceptable to Tenant to manage the day-to-day operations of the Center (the "Manager"). Landlord shall not replace the Manager except with a reputable independent real estate management company who shall be reasonably acceptable to Tenant.

         10. REPRESENTATIONS AND WARRANTIES OF LANDLORD. Landlord hereby represents and warrants to Tenant as follows:

             10.1 Corporate Existence. Landlord is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida; it has the power and authority to enter into this Lease and to comply with the terms and provisions hereof; and the execution, delivery and performance of this Lease have been duly authorized by all appropriate corporate action of Landlord.

             10.2 Fee Title. Landlord has, or on or before April 28, 1995 will acquire, good, indefeasible and marketable fee simple title to the Demised Premises, free and clear of all covenants, restrictions, conditions, mortgages, liens, encumbrances, ground rents, leases, tenancies, licenses, security interests, options or other matters affecting title, except for those matters (excluding liens) identified on Exhibit 10.2 hereto, none of which, individually or in the aggregate, affect the value of the Building or Center or Tenant's intended use of the Demised Premises (collectively, the "Permitted Exceptions").

             10.3 Compliance with Building Codes. The Building complies with or, upon completion of the Building Renovations and Tenant Improvements, will comply with all Building Codes.

             10.4 Zoning. The zoning classification of the Demised Premises is GC; use of the Demised Premises by Tenant as contemplated herein fully complies with all relevant zoning laws and ordinances affecting the Demised Premises; and the continued maintenance, operation, and use of any and all of the Center as contemplated herein will not violate any zoning, building, subdivision or similar law, ordinance, code, order or regulation or the certificates of occupancy issued (or to be issued) therefor including the Demised Premises.

             10.5 No Material Defects. To the best of Landlord's knowledge after due inquiry including review of engineering reports, there are no material defects in or damage to the Center, Building or improvements within the Demised Premises or to the structural elements thereof except for such defects as shall be corrected as part of the Building Renovations and Tenant Improvements. The heating, ventilating and air conditioning systems, security system, paging and speaker system, sprinklers, air compressor system, plumbing, telephone system, electrical system, emergency systems and all other related systems (the "Building Systems") are currently in place or, at the Occupancy Commencement Date, will be in place at the Building, are, to the best of Landlord's knowledge after due inquiry including review of engineering reports, currently in good working order, or shall be in good working order at the Occupancy Commencement Date and shall be ready at the Occupancy Commencement Date for hook-up with Tenant's computers, phones, equipment and trade fixtures.

             10.6 No Hazardous Substances. To the best of Landlord's knowledge after due inquiry including review of environmental reports, the Center and Demised Premises, including without limitation, all materials to be used in the construction of the new improvements, is or shall be free from asbestos, polychlorinated biphenyl compounds or PCB contaminated items, formaldehyde-based insulation items and any other hazardous wastes or substances. No polluting, toxic or hazardous substances have been used, generated, stored, treated, released, discharged or disposed of at the Demised Premises by Landlord or, to the knowledge of Landlord after due inquiry, by any other party at any time, except in accordance with applicable laws. No notification of release of a "hazardous substance" or "hazardous waste" as such terms are defined in and pursuant to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq., or any state or local environmental law, regulation or ordinance has been received by Landlord or, to Landlord's knowledge after due inquiry, by any other party; none has been filed as to the Demised Premises with Landlord or, to

Landlord's knowledge, after due inquiry, by any other party; and the Demised Premises is not listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean up. No activities or occurrences are taking place or, to Landlord's knowledge after due inquiry, have taken place at the Demised Premises or the Center which might give rise to any basis for any of the foregoing. Attached hereto as Exhibit 10.6 is a true, correct and complete list of all environmental surveys, reports and audits commissioned by or provided to Landlord (the "Environmental Reports"), and Landlord has provided copies of each of such Environmental Reports to Tenant. Landlord hereby acknowledges that asbestos has been identified in the glue beneath existing floor tiles in the Demised Premises and agrees to encapsulate such asbestos as part of the Tenant Improvements in accordance with all applicable environmental laws, rules and governmental regulations.

             10.7 Bringdown of Representations. All of the foregoing representations shall be true and correct as of the Occupancy Commencement Date and Landlord shall remake such representations and warranties to Tenant in writing at such time.

         11. REPRESENTATIONS AND WARRANTIES OF TENANT. Tenant hereby represents and warrants to Landlord as follows:

             11.1 Corporate Existence. Tenant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the State of Florida; it has the power and authority to enter into this Lease and to comply with the terms and provisions hereof; and the execution, delivery and performance of this Lease have been duly authorized by all appropriate partnership action of Tenant.

             11.2 Financial Information. Tenant will provide to Landlord or any potential lender in connection with any financing of the Center, (upon Landlord's request), customary financial statements in its possession; provided that Landlord and such lender execute appropriate confidentiality agreements.

             11.3 Bringdown of Representations. The foregoing representations and warranties made by Tenant shall be true and correct as of the Occupancy Commencement Date and Tenant shall remake such representations and warranties to Landlord in writing at such time.

         12. SPECIAL COVENANTS OF TENANT. Tenant covenants and agrees that it shall, throughout the Lease Term:

             12.1 Compliance with Laws. At Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, state and local governments having jurisdiction and of any and all of their departments and bureaus, applicable to the operation of the Demised Premises, as the same may require correction, prevention and abatement of nuisances, violations (excluding violations of Building Codes as of the Occupancy Commencement Date which shall be Landlord's sole responsibility) or other grievances.

             12.2 Fire and Liability Insurance. Comply, at its own cost and expense, with such regulations or requests as may be reasonably required by the fire or liability insurance carriers providing insurance for the Demised Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters in connection with the use and occupancy by Tenant of the Demised Premises in the conduct of its business except to the extent of Landlord's obligations hereunder.

             12.3 No Nuisances. Not commit any nuisance, nor permit the emission of any sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create an unreasonable nuisance. Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with Tenant's operations in the Demised Premises in accordance with reasonable regulations established by Landlord from time to time in order to keep the Demised Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute an unreasonable nuisance or induce pests or vermin.

             12.4 Hazardous Substances. Tenant agrees that, throughout the Lease Term, it shall not use or bring on to the Demised Premises any polluting, toxic or hazardous substances except for retail quantities of normal office cleaning supplies and otherwise in accordance with applicable laws. Tenant shall provide Landlord with prompt written notice of any notification of release of a "hazardous substance" or "hazardous waste" with respect to the Demised Premises or in the event Tenant otherwise becomes aware of such a release.

         13. REPAIRS & MAINTENANCE.

             13.1 Tenant's Obligations. Subject to Paragraphs 9.4 and 13.2 hereof, Tenant agrees that it will, at its sole cost and expense, keep and maintain the Demised Premises in good repair, operating order and condition, reasonable wear and tear and damage by fire or other casualty excepted, and from time to time shall make all nonstructural repairs and replacements of every kind and nature (including the chiller) which may be required to be made upon or in connection with the Demised Premises consistent with the foregoing (excluding the roof). To the extent Tenant is responsible for the maintenance, repair or replacement of any fixtures or equipment contained in the Demised Premises, Landlord shall assign to Tenant all manufacturers' warranties relating to such fixtures and equipment as well as all service contracts obtained by Landlord with respect thereto. Tenant shall also pay the cost of any repairs or replacements to or of any skylights in the Demised Premises, however, Landlord shall perform all such work.

             13.2 Defects in Building Renovations and Tenant Improvements. Landlord represents and warrants to Tenant that the materials and equipment to be used in the construction of the Building Renovations and Tenant Improvements shall be of good quality and new unless otherwise provided in the Plans and Specifications, that such Building Renovations and Tenant Improvements will be free from defects, and that such Building Renovations and Tenant Improvements will conform with the requirements of the Plans and Specifications. Landlord will correct, at its sole cost and expense, any defect in such Building Renovations and Tenant Improvements which is identified by Tenant by written notice to Landlord within one year after the Occupancy Commencement Date. Landlord shall be required to make the structural repairs or replacements described in Paragraph 9.4 and the corrective work to the Building Renovations and Tenant Improvements described above, as the case may be, within five (5) days after written notice from Tenant that a problem exists with respect to such items; provided that to the extent such work cannot be reasonably completed within said five (5) day period, Landlord shall commence such work within five (5) days and thereafter diligently proceed with the completion thereof in good faith without material interference with Tenant's business and otherwise subject to the terms of this Lease.

         14. ALTERATIONS.

             14.1 Alterations, Additions and Improvements. Tenant may make interior alterations, additions and improvements to the Demised Premises without the consent of Landlord, but only if such alterations, additions or improvements do not require the issuance of a building permit or result in structural changes to the Demised Premises, or change the basic function or design of the Building. In the event any interior alterations, additions or improvements to be made require a building permit or would result in such structural changes, the same shall only be made upon Tenant obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld and shall be promptly given provided the proposed alterations, additions or improvements are typical for office uses, do not lessen the value of the Demised Premises and do not change the basic function or design of the Building. All such alterations, additions or improvements shall be in conformity with applicable Building Codes. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury, fine or penalty, in connection with any of the foregoing work which Tenant may make under this Paragraph 14.1. In the event Landlord fails to respond to Tenant's request for consent to alterations, additions or improvements hereunder within 10 days after receipt of Tenant's written request therefor, Landlord shall be conclusively deemed to have approved such work. Landlord's response shall be in writing and any rejection shall specify, in reasonable detail, the reasons therefor.

             14.2 Construction Lien Law. Nothing contained in this Paragraph 14 shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that Landlord's estate shall not be subject to such liability. Notice is hereby given pursuant to Section 713.10, Florida Statutes, that "Tenant has no power to subject Landlord's interest in the Demised Premises to any claim or lien of any kind or character, and persons dealing with Tenant must look solely to the credit of Tenant for payment."

             14.3 Waiver of Landlord's Lien. Landlord agrees, at the request of Tenant, to execute a waiver or subordination of any statutory or contractual landlord's lien to any holder of a valid security interest in any of Tenant's trade fixtures, furnishings, equipment or severable improvements or to any bona fide lessor of Tenant's trade fixtures, furnishings and equipment.

             14.4 Installation of Tenant's Equipment, etc. Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that Tenant may install, connect and operate equipment (including, but not limited to, storage racks, work stations, desks, computer equipment and telecommunications equipment) as may be deemed necessary by Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this Lease, the machinery, fixtures and equipment belonging to Tenant shall at all times be considered and intended to be personal property of Tenant, and not part of the realty, and shall be subject to removal by Tenant, provided that (1) no Event of Default has occurred and is continuing and (2) Tenant at its own cost and expense, pays for any damage to the Demised Premises caused by such removal.

         15. NON-LIABILITY OF LANDLORD.

             15.1 Damage to Tenant's Property. It is expressly understood and agreed by and between the parties, that Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Demised Premises, whatever the cause of such damage or casualty, excepting, however, damage which is due to Landlord's, or its agents', contractors' or employees' negligence or willful intent.

             15.2 Limitation on Landlord's Liability. It is expressly understood and agreed that Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless such damage or injury is caused by the negligence or willful intent of Landlord, its agents, contractors, or employees, or a defect in construction of the Building Renovations or Tenant Improvements or breach of warranty or failure to perform its obligations under this Lease. Notwithstanding any of the foregoing to the contrary, upon obtaining knowledge of any of the foregoing conditions (whether by notice from Tenant, actual knowledge or otherwise), Landlord shall promptly commence and thereafter diligently pursue all actions necessary to correct or abate the problem or condition without unreasonably interfering with Tenant's business or operations.

             15.3 Recourse to Landlord. Subject to the terms of this Paragraph 15.3, in the event of a default by Landlord hereunder, Tenant shall look solely to Landlord's right, title and interest in and to the Center (including, without limitation, all rents deriving therefrom and all insurance proceeds applicable thereto) for the collection of any money judgment against Landlord; and Tenant further agrees that no other assets of Landlord, wherever situated, will be subject to levy, execution, or other process for the satisfaction of Tenant's judgment, and that Landlord shall not be liable for any deficiency. In the event of a sale or transfer of Landlord's interest in the Center (excluding a mortgage or other transfer of security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all further liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder from and after the date of such transfer provided that the transferee shall have assumed in writing all of such terms, conditions, covenants and obligations; and provided further, however, that no such transfer or sale by the original Landlord shall relieve such Landlord from liability to Tenant for its obligations to construct and pay for the Building Renovations and Tenant Improvements described in this Lease and Tenant shall have full recourse against Landlord with respect to such obligations notwithstanding anything herein to the contrary.

         16. DAMAGE TO DEMISED PREMISES.

             16.1 Repair and Restoration. Subject to Paragraph 16.2 below, in the event of damage to the Center, Building or Demised Premises by fire, the elements, or other casualty, Landlord shall, with reasonable dispatch and at its sole cost and expense, repair such damage and restore the Center, Building and/or Demised Premises, as applicable, to substantially its condition prior to the occurrence of such damage or casualty. Landlord's obligation to restore and repair shall not be contingent upon its receipt from any mortgagee of insurance proceeds arising out of such casualty. In connection with the foregoing, Landlord shall secure from any mortgagee (at the time the mortgage is granted) the absolute right to apply any insurance proceeds to restoration unless an Event of Default hereunder has occurred and is continuing. All insurance proceeds shall be placed in an escrow account under the control of the mortgagee or other independent third party, as trustee for Landlord, such mortgagee and Tenant (the "Escrow Account"), and disbursed from time to time to Landlord or its contractors as restoration progresses. Rent shall equitably abate during the pendency of any restoration to the extent Tenant is unable to conduct business at the Demised Premises or any portion thereof. In the event Landlord fails to commence the required restoration within 60 days after the date of the casualty and to diligently pursue such restoration to completion thereafter or if, in any event, the restoration is not completed within 360 days from the date of the casualty, Tenant may, at its election, notify Landlord that (1) Tenant is terminating this Lease (which right is hereby granted), such termination to be effective not more than 90 days after such election or (2) Tenant will take responsibility for such restoration and, in such event, Tenant shall be reimbursed for the cost of such restoration, first, from all funds in the Escrow Account (such amounts to be advanced from time to time as restoration progresses) and then, if the funds in the Escrow Account are insufficient, by payment from Landlord. In the event Landlord fails to reimburse Tenant as aforesaid within 15 days after written demand therefor (which demand shall include supporting bills and invoices), Tenant may, in addition to any other right or remedy available at law or in equity, offset the amount claimed, with interest at the Default Date, against the Rent due hereunder until fully reimbursed.

             16.2 Major Casualty. Notwithstanding anything to the contrary contained in Paragraph 16.1 herein, if the damage to the Center, Building or Demised Premises is of such a nature or extent that more than three hundred sixty (360) consecutive calendar days from the date of such damage or casualty would be required (with normal work crews and hours) to repair and restore the damaged portion of the Center, Building or Demised Premises, as reasonably determined by the Architect or Consulting Architect (a "Major Casualty"), Tenant and Landlord shall each have the right to terminate this Lease by written notice to the other delivered within thirty (30) days after the occurrence of such Major Casualty, such termination to be effective not more than 90 days after the date of such notice.

         17. CONDEMNATION. In the event that the entire Center, Building, Demised Premises or any part thereof that is necessary to the operation of Tenant's business at the Demised Premises (as determined by Tenant in its sole reasonable discretion) shall be taken or condemned by any governmental authority for public use (including any temporary taking of such property for more than six
(6) months), then and in that event, upon the vesting of title to the same for such public use, this Lease shall terminate, anything herein contained herein to the contrary notwithstanding, Landlord shall be entitled to any award made with respect to the value of the land and buildings without deduction for the leasehold interest created hereby and Tenant shall have the right to prove and collect from the condemning authority the value of the leasehold improvements paid for by Tenant, loss of business, moving expenses and other special damages. In the event of such termination of this Lease, all Fixed Rent and Additional Rent paid in advance shall be apportioned as of the date of such termination. Notwithstanding the foregoing, in the event that only a part of the Building or Demised Premises shall be so taken (including a temporary taking of less than six months) and the part not so taken shall be sufficient for the operation of Tenant's business (as determined by Tenant in its sole reasonable discretion), Tenant, at its election, may retain the part not so taken and there shall be a proportional reduction in the Fixed Rent and Additional Rent based on the property not so taken.

         18. EVENTS OF DEFAULT BY TENANT AND LANDLORD'S REMEDIES.

             18.1 Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

                   (a) the filing of a petition by Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;

                   (b) the voluntary dissolution or liquidation of Tenant (excluding a reorganization);

                   (c) the appointment of a permanent receiver or a permanent trustee for all or substantially all the property of Tenant, which appointment is not discharged within sixty (60) days after appointment of such receiver or trustee;

                   (d) the taking possession of the property of Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of Tenant unless such taking is stayed or discharged within sixty (60) days;

                   (e) the making by Tenant of an assignment for the benefit of creditors;

                   (f) the filing of an involuntary petition by third parties for adjudication of Tenant as a bankrupt, or an insolvent under any federal or state statute unless such petition is discharged or revoked within 60 days;

                   (g) default in the payment of Fixed Rent or Additional Rent for a period of ten (10) days after receipt of written notice from Landlord that the same is in default hereunder; or

                   (h) A default in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after receipt of written notice from Landlord; provided that if the default cannot reasonably be cured within such 30 day period, it shall not constitute an Event of Default under this Paragraph 18.1(h) so long as steps shall have been commenced by Tenant, within such 30 day period, to rectify such default and Tenant shall thereafter prosecute with reasonable diligence the same to completion, subject, however, to Force Majeure events.

         18.2 Remedies. Upon the occurrence of an Event of Default, Landlord or its agents may, immediately or any time thereafter bring an action at law or in equity to terminate this Lease and, upon termination (whether by summary proceeding or otherwise): (i) reenter and resume possession of the Demised Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor, and no re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease; or (ii) relet the whole or any portion or the Demised Premises, for any period equal to or greater or less than the remainder of the Lease Term, for any sum which is commercially reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate; and in connection with any such lease, Landlord may make such changes in the character of the improvements in the Demised Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant reasonable concessions or free rent. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Demised Premises in excess of the Rent reserved in this Lease; provided, however, that Tenant shall receive full credit for any rent in connection with any reletting by Landlord following an Event of Default to the extent of Tenant's obligations hereunder.

         18.3 Damages. In the event this Lease is terminated by summary proceedings or otherwise as provided in this Section 18, and whether or not the Demised Premises is relet, Landlord shall be entitled to recover from Tenant, the following:

                        (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Demised Premises, and all reasonable costs and charges for the care of the Demised Premises while vacant, which damages shall be due and payable by Tenant to Landlord upon demand at such time or times as such expenses shall have been actually incurred by Landlord; and

                        (ii) a sum equal to all actual and provable damages or losses occasioned by Landlord as a result of Tenant's breach of this Lease, subject to Paragraph 19 below.

Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this Section 18 without waiting until the end of the current Lease Term.

         18.4 Remedies Cumulative. Upon the occurrence of an Event of Default, Landlord shall be entitled to all remedies given by law or statute under the laws of the State of Florida (subject to applicable notice and grace periods otherwise provided for in this Lease). The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

         18.5 No Waiver. No receipt of money by Landlord from any receiver, trustee or custodian or debtor in possession shall reinstate, continue or extend the Lease Term or affect any notice theretofore given to Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of Landlord to recover possession of the Demised Premises for any of the causes therein enumerated by any lawful remedy; and the failure of Landlord to enforce any covenant or condition upon a breach by Tenant shall not be deemed to void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

         18.6 Liability of Tenant for Deficiency. In the event the relationship of Landlord and Tenant may cease or terminate by reason of an Event of Default by Tenant and the re-entry of Landlord as permitted by the terms and conditions contained in this Lease or by the ejectment of Tenant by summary proceedings or other judicial proceedings, it is hereby agreed that Tenant shall remain liable to pay in monthly payments the Rent which shall accrue subsequent to the re-entry by Landlord, and Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the Rent reserved and the rent payable in connection with any reletting of the Demised Premises by Landlord, during the remainder of the then unexpired Lease Term (without giving effect to any renewal option or extension), as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the Rent referred to shall include Fixed Rent together with all Additional Rent and other charges required to be paid by Tenant under the Lease.

         18.7 Mitigation of Damages. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall use their reasonable, good faith efforts to take such actions as will mitigate their respective damages arising out of any breach of this Lease by the other party (excluding the Delay Damages). For purposes of the foregoing, Landlord shall be deemed to have used its reasonable efforts to mitigate its damages in the event it lists the Demised Premises for letting with a reputable, independent real estate broker experienced in properties similar to the Center at prevailing market rates and on other market terms and provided Landlord acts reasonably and responsibly with respect to any third party offers to lease such space. Nothing in this Paragraph
18.7 shall require Landlord to relet the Demised Premises to any party who does not satisfy the Leasing Criteria or who, in the exercise of Landlord's reasonable judgment, lacks financial resourses necessary to perform its lease obligations or, as to the Former Retail Premises, for any use which would violate any then existing exclusive granted to any retail tenant of the Center under its lease.

     19. INDEMNIFICATION; WAIVER.

         19.1 Indemnification by Tenant. Subject to Paragraph 29.6 below, Tenant shall and does hereby indemnify and save harmless Landlord from and against any and all claims by or on behalf of any person arising from or by virtue of (i) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease; (ii) any breach of any representation or warranty by Tenant; (iii) the breach of any law by Tenant, or (iv) any act or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees. Subject to Paragraph 29.6 below, Tenant also indemnifies Landlord from and against all costs, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys, investigators and experts); and if any such claim, action or proceeding is brought against Landlord, Tenant upon written notice from Landlord and at Tenant's cost and expense shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by its insurer.

         19.2 Indemnification by Landlord. Subject to Paragraph 29.6 below, Landlord shall and does hereby indemnify and save harmless Tenant from and against any and all claims by or on behalf of any person arising from or by virtue of (i) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease, (ii) any breach of any representation or warranty by Landlord, (iii) the breach of any law by Landlord, or (iv) any act or negligence of Landlord or any of its agents, contractors, servants, employees, licensees or invitees. Subject to Paragraph 29.6 below, Landlord also indemnifies Tenant from and against all costs, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon (including without limitation the reasonable fees of attorneys, investigators and experts); and if any such claim, action or proceeding is brought against Tenant, Landlord upon written notice from Tenant and at Landlord's cost and expense shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by its insurer.

     20. DEFAULT BY LANDLORD; SELF-HELP. If default is made by Landlord in the performance of any of the conditions, covenants or agreements contained in this Lease, Tenant, in addition to all other remedies now or hereafter afforded under this Lease or provided at law or in equity, may at its election, provided Landlord has not cured such default within thirty (30) days after written notice of such default from Tenant (except in the case of emergency or a default under Paragraph 4, in which cases no such notice or cure period shall be required), perform such condition, covenant or agreement for or on behalf of Landlord or make good any such default and any amount or amounts which Tenant shall advance pursuant thereto shall be repaid by Landlord to Tenant on demand. If Landlord shall not repay any such amount or amounts upon demand, Tenant shall have the right and privilege of deducting the same from the next installment or installments of Fixed Rent and/or Additional Rent to accrue under this Lease, together with interest at the Default Rate until Tenant is reimbursed in full.

     21. PURCHASE OPTION. In the event Landlord fails to commence construction of the Building Renovations and Tenant Improvements by the Commencement of Construction Date (as extended pursuant to Paragraphs 4.10 and 45) or if the Building Renovations and Tenant Improvements are not at least 70% completed by the Outside Date (as extended pursuant to Paragraphs 4.10 and 45), then, in either of such events, Tenant shall have the option, which option is hereby granted (the "Purchase Option") to purchase Landlord's fee interest in the Center for a purchase price equal to the sum of (1) $2,975,000 (being the price paid by Landlord for the Center) plus (2) the actual, reasonable, documented cost of all
(a) capital improvements made by Landlord to the Center through the date of Tenant's exercise, and (b) soft costs such as engineering, architectural and other fees for professionals incurred by Landlord through the date of Tenant's exercise and construction period interest through closing. Tenant shall exercise the Purchase Option, if at all, by delivering written notice of the exercise of such option to Landlord, given after the occurrence of either of the foregoing events but not later than July 31, 1996, which notice shall constitute Tenant's irrevocable undertaking to complete such purchase. Landlord shall be conclusively presumed to have accepted such offer to purchase and, on the date of purchase under the Purchase Option, Landlord shall transfer and convey its entire interest in the Center to Tenant in accordance with Paragraph 23 below upon payment of the purchase price, together with (if Tenant so elects) all of Landlord's right, title and interest in and to any tenant leases, construction and related contracts, permits and approvals relating to the Building Renovations and Tenant Improvements (each, a "Building Contract" and collectively, the "Building Contracts"), and upon consummation of such transaction this Lease shall terminate, and Tenant shall assume in writing all of Landlord's obligations under the Building Contracts. Closing shall occur on the date specified in Tenant's election notice, which date shall not be more than sixty (60) days after delivery of Tenant's election notice. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against all claims, damages, expenses (including reasonable attorney's fees), liabilities or judgments arising on account of any default by Landlord under any Building Contract or on account of Tenant's rejection or failure to assume any Building Contract. In the event Landlord fails to acquire the Center by July 1, 1995, then Landlord may terminate this Lease.

     22. RIGHT OF FIRST OFFER TO PURCHASE.

         22.1 Granting of Right of First Offer to Purchase. Landlord hereby grants Tenant a right of first offer to purchase (the "Right of First Offer to Purchase") Landlord's fee interest in the Center at any time during the Lease Term, including any renewal thereof (the "Right of First Offer to Purchase Period"). If during the Right of First Offer to Purchase Period, Landlord, or its successors or assigns, desires to sell its interest in the Center, Landlord shall, prior to marketing the Center or otherwise entering into any agreement to sell the Center, first offer to sell the Center to Tenant at a price, and upon such other terms and conditions as Seller is willing to accept from a third party (the "Offer Terms"). Tenant shall have the right to exercise such Right of First Offer to Purchase by written notice to Landlord delivered within thirty
(30) days (the "Exercise Period") following receipt of written notice from Landlord of the Offer Terms. In the event Tenant wishes to purchase the Center, but on terms other than the Offer Terms, it shall, within the Exercise Period, provide Landlord with a written notice of the terms upon which Tenant would be willing to purchase the Center (the "Counter-Offer Terms"); provided that Landlord will have no obligation to accept such Counter-Offer Terms. A transfer pursuant to any foreclosure or deed in lieu of foreclosure shall not invoke the Right of First Offer under this Paragraph but any subsequent transfer shall invoke such right.

         22.2 Failure to Exercise Right of First Offer to Purchase. In the event Tenant fails to exercise the Right of First Offer to Purchase within the Exercise Period, Landlord shall be free to sell the

Center to any third party (1) on any terms and conditions if Tenant has not delivered the Counter-Offer Terms to Landlord, as aforesaid, or (2) if Tenant has submitted Counter-Offer Terms, at a price no lower, and on such other terms as are no more favorable to the third party, than were contained in the Counter-Offer Terms (taken as a whole), in either case at a closing to be held within one hundred eighty (180) days of the expiration of the Exercise Period. If the Center has not been sold by Landlord on the foregoing terms within such 180-day period, Landlord shall again be required to offer to sell the Center to Tenant as above provided prior to accepting any other third party offer; provided that in the event Landlord offers to sell the Center to Tenant on the Counter-Offer Terms (or on any more favorable terms) at any time within such 180- day period, Tenant shall have two (2) business days to accept such offer..

     23. PROCEDURE UPON ELECTION TO PURCHASE.

         23.1 Quality of Title. In the event of the purchase of the Center by Tenant pursuant to Paragraphs 21 or 22 of this Lease, Landlord shall cause to be transferred and conveyed to Tenant or its designee good and marketable fee simple title to the Center as set forth in Paragraph 10.2 hereof, and insurable as such by a reputable title insurance company of Tenant's choosing, subject only to the Permitted Exceptions and any encumbrance caused or created by Tenant, but free of any liens, encumbrances, charges, exceptions and restrictions which have been created by or resulted from acts of, or failure to act by, Landlord and in any event free of any liens, judgments and mortgages of any kind or nature (including, without limitation, any of such liens, judgments or mortgages which were included in the Permitted Exceptions).

         23.2 Payment of Purchase Price. On the date fixed for any such purchase of the Center pursuant to Paragraphs 21 or 22, as applicable, Tenant shall pay to Landlord, by wire transfer of immediately available funds, the purchase price therefor as specified herein, and Landlord shall thereupon deliver or cause to be delivered to Tenant a general warranty deed, bill of sale and/or other appropriate instrument or instruments of transfer as Tenant may require and in form satisfactory to Tenant to effect the required transfer hereunder. In the event of any such purchase, Landlord shall pay escrow fees, recording fees, title insurance premiums and all applicable federal, state and local transfer taxes which may be incurred or imposed by reason of such transfer and by reason of the delivery of any instruments delivered pursuant to the foregoing provisions of this paragraph. Tenant shall have the right to specifically enforce any purchase right hereunder in addition to any other remedies available at law or in equity.

         23.3 Survival of Rights. The rights granted to Tenant under Paragraph 21 and Paragraph 22 shall survive a foreclosure of the Demised Premises and/or the Center by any mortgagee and shall inure to the benefit of Tenant and its successors and assigns.

    24.  RIGHT OF FIRST OFFER TO LEASE.

         24.1 Granting of Right of First Offer to Lease. Landlord hereby grants to Tenant a right of first offer to lease (the "Right of First Offer to Lease") any available space in the Center at any time during the Lease Term, including any renewal thereof (the "Right of First Offer to Lease Period"). If during the Right of First Offer to Lease Period, Landlord, or its successors or assigns, desires to lease any space in the Center ("First Offer Space"), Landlord shall, prior to marketing such space or otherwise leasing such space to any third party, first offer to lease such First Offer Space to Tenant on the same terms and conditions as are applicable to the then existing Demised Premises (including expiration dates) except that (1) the annual Fixed Rent applicable to such First Offer Space shall be equal to 105.5% of the then prevailing annual Fixed Rent applicable to the existing Demised Premises, calculated on a per rentable square foot basis (but excluding from such calculation the square footage of the courtyard), (2) the First Offer Space shall be leased to and accepted by Tenant in its existing "AS IS" condition (except that it shall be vacant of any personalty or trade fixtures, broom clean and free of any occupants) without any construction allowance or credit or any obligation on the part of Landlord to improve same, and (3) Tenant's Share hereunder shall be increased to reflect the additional space. Tenant shall have the right to exercise such Right of First Offer to Lease by written notice to Landlord delivered within ten (10) days (the "Exercise Period") following receipt of written notice from Landlord that the First Offer Space is available (the "Offer to Lease Notice"). Tenant must accept all space which is identified in the Offer to Lease Notice. The foregoing Right of First Offer to Lease shall not apply to any lease entered into by Landlord within two (2) years after the date hereof.

         24.2 Failure to Exercise Right of First Offer to Lease. In the event Tenant fails to exercise the Right of First Offer to Lease within the Exercise Period as aforesaid, Landlord shall be free to lease such First Offer Space to any third party on any terms, such lease to be executed within one hundred twenty (120) days of the expiration of the Exercise Period. If the First Offer Space has not been leased by Landlord to a third party within such 120-day period, Landlord shall again be required to offer to lease such First Offer Space to Tenant as above provided prior to leasing such space to any other party.

         24.3 Survival of Rights. The rights granted to Tenant under this Paragraph 24 shall apply to and shall survive a foreclosure of the Demised Premises and/or the Center by any mortgagee and shall inure to the benefit of Tenant and its successors and assigns.

         24.4 Procedure upon Election to Lease. In the event of the leasing by Tenant of First Offer Space pursuant to this Paragraph 24, Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating herein such First Offer Space upon the terms provided above.

     25. EXPANSION OPTION SPACE.

         25.1 Option. Tenant shall have the right (the "Expansion Option") to lease the additional space in the Center shown on Exhibit 1 as the Expansion Space (the "Expansion Space"), which Expansion Space shall consist of approximately 10,000 rentable square feet and shall be contiguous with the Demised



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



Premises. The precise configuration of the Expansion Space shall be designated by Landlord in its reasonable discretion (provided such space is contiguous to the then Demised Premises), and such Expansion Space shall be delivered to Tenant at any time after the end of the third Lease Year but prior to the end of the fifth Lease Year; provided that Landlord shall give Tenant not less than three (3) months notice of the actual delivery date for such Expansion Space. The option to acquire such Expansion Space shall be exercised, if at all, by written notice from Tenant received by Landlord at any time prior to the end of the third Lease Year.

         25.2 Lease Terms. In the event that Tenant exercises the Expansion Option, Tenant shall accept such Expansion Space in its then existing "AS IS" condition (provided that it shall be vacant of any personalty or trade fixtures, broom clean and free of any occupants), without any construction allowance or credit or any obligation on the part of Landlord to improve same. If Tenant desires to make additional improvements to any additional space, such work shall be subject to Paragraph 14 hereof. Effective upon the delivery of the Expansion Space to Tenant, all of the terms and provisions of this Lease shall be applicable to the additional space (which shall then be deemed part of the "Demised Premises"), including without limitation, expiration dates, except that Tenant's Share shall be increased to reflect the additional space taken by Tenant and the annual Fixed Rent with respect to such space shall be 105.5% of the then prevailing annual Fixed Rent applicable to the existing Demised Premises, calculated on a per rentable square foot basis but excluding the courtyard area (i.e., using 81,669 rentable square feet for the Demised Premises).

         25.3 Amendment. In the event Tenant exercises the Expansion Option, the parties shall promptly execute an amendment to this Lease incorporating herein such space.

         25.4 Survival of Rights. The rights granted to Tenant under this Paragraph 25 shall survive a foreclosure of the Demised Premises and/or the Center by any mortgagee and shall inure to the benefit of Tenant and its successors and assigns.

     26. SIGNS AND RENAMING OF THE BUILDING. Landlord shall, at Tenant's sole cost and expense, erect or place building standard signs identifying the name of Tenant on the top position of any pylon sign for the Center which identifies tenants of the Center. In addition to the foregoing, Landlord hereby agrees to name the Building after Tenant, such right to be given exclusively to Tenant throughout the Lease Term. In the event Tenant elects at any time to have the Building named after it, Landlord shall forthwith construct on the outside of the Building, visible from the major access road and front parking areas, in a reasonably prominent location, a sign or letters identifying Tenant's name and/or company logo, as Tenant may elect. The form, shape, size and location of such sign shall be reasonably acceptable to and approved by Tenant (including Tenant's logo) and otherwise shall be in accordance with all applicable laws, codes and ordinances. Landlord agrees to maintain the foregoing signs in a good state of repair throughout the Lease Term.

     27. SUBORDINATION; NONDISTURBANCE.

         27.1 Subordination. Subject to Paragraph 27.2 below, this Lease shall be subject and subordinate at all times to the lien of any mortgages or other encumbrances now or hereafter placed on the Center or Building and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, provided that Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage as shall be reasonably required by a mortgagee or proposed mortgagee or by any person.

         27.2 Nondisturbance and Attornment. Notwithstanding anything in Paragraph 27.1 above to the contrary, Tenant's agreement to subordinate this Lease to any mortgagee or lienholder shall be effective only in the event that any such mortgagee or lienholder agrees with Tenant in writing, as follows:

                  (a) That in the event it should become necessary to foreclose the mortgage or other lien, the mortgagee or lienholder thereunder will not join Tenant in summary or foreclosure proceedings so long as no Event of Default has occurred and is continuing;

                  (b) That in the event the mortgagee or lienholder shall, in accordance with the foregoing, succeed to the interest of Landlord under this Lease, the mortgagee or lienholder agrees to be bound to Tenant under all of the terms, covenants and conditions of this Lease (including, without limitation, Landlord's obligations to construct the Building Renovations and Tenant Improvements, and Tenant's self help rights, purchase options and rights of first offer), and Tenant agrees, from and after such event, to attorn to the mortgagee and/or purchaser at any foreclosure sale of the Property, with all rights and obligations under this Lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and Tenant shall have the same remedies against the mortgagee for the breach of an agreement contained in this Lease that Tenant might have had under this Lease against Landlord if the mortgagee had not succeeded to the interest of Landlord; provided, however, that the mortgagee shall not be:

                      (i) bound by any rent or additional rent which Tenant might have paid to Landlord for more than the current month and one additional month; or

                      (ii) bound by any amendment or modification of the
                  Lease made without its consent (provided Tenant had received written notice of such mortgagee prior to such amendment or modification), which consent shall not be unreasonably withheld or delayed; and

                  (c) That the mortgagee will agree to the application of insurance proceeds to restoration of the Center, Building and Demised Premises as required by this Lease so long as no Event of Default has occurred and is continuing hereunder.

     28. ASSIGNMENT AND SUBLET; LIENS.

         28.1 Assignment and Sublet. Tenant shall have the absolute right to assign this Lease, or to sublet all or any part of the Demised Premises without Landlord's consent; provided, however, that unless otherwise agreed to in writing by Landlord, (1) no sublessee or assignee shall violate the Leasing Criteria and, as to the Former Retail Premises, no sublessee or assignee shall violate any then existing exclusive granted to any existing retail tenant of the Center under its lease and (2) Tenant shall continue to be liable for all obligations of Tenant hereunder notwithstanding any such assignment or sublet. Any value received by Tenant pursuant to such assignment or sublease shall be the sole property of Tenant. Tenant shall provide Landlord with written notice of any assignment or sublet and shall promptly provide Landlord with copies of any executed assignments or subleases.

         28.2 Liens. During the Lease Term, Tenant shall not, without a prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, place or cause to be created upon the leasehold estate created hereby, any mortgage or other lien; provided, however, that in the event Landlord defaults under its obligations to construct Building Renovations and Tenant Improvements, and Tenant elects to perform such obligations, Tenant may finance the cost of such improvement and, in connection therewith, may grant such lender a leasehold mortgage on the Demised Premises without the consent of Landlord; and provided further, however, that in the event any lien attaches to the leasehold estate created hereby without the consent of Tenant, Tenant shall not be deemed in default of this Lease so long as Tenant proceeds with due diligence to have such lien removed or bonded over so as to prevent an execution on such lien.

     29. INSURANCE.

         29.1 Landlord's Insurance. Landlord shall at all times during the Lease Term maintain the following insurance in respect of the Center, Building and Demised Premises:

             (a) Insurance against loss or damage by fire, lightning, smoke damage, vandalism and malicious mischief and other risks from time to time included under standard "all risk" policies and such other risks as are or shall customarily be insured against with respect to property that is similar to and in the immediate surrounding neighborhood of the Center, in amounts sufficient to prevent Landlord from becoming a coinsurer of any loss under the applicable policies, but in any event in amounts not less than 100% of the current, full replacement cost of the Center and Building, including the improvement to the Demised Premises and other tenant space (as determined by Landlord's insurance carrier), exclusive of foundations; subject, however, to a reasonable deductible amount not to exceed $100,000. During the course of construction of the Building Renovations and Tenant Improvements Landlord shall maintain a policy of builder's all risk insurance consistent with the foregoing coverages.

             (b) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Center, Building and the adjoining streets, sidewalks and passage ways, with primary limits of not less than $2,000,000 with respect to bodily injury or death to any one person, not less than $2,000,000 with respect to any one accident, and not less than $500,000 with respect to property damage, and with combined limits of primary and excess ("umbrella") liability of not less than $5,000,000 with respect to any one accident.

             (c) Worker's compensation insurance or comparable insurance under applicable laws covering all persons employed at the Center or Building with respect to which claims for death or bodily injury could be asserted against Landlord, in statutory amounts.

         29.2 Tenant's Insurance. Tenant shall at all times during the Lease Term maintain at its sole cost and expense the following insurance in respect of the Demised Premises:

             (a) General public liability insurance against claims for bodily injury, death, or property damage occurring on, in or about the Demised Premises and the Common Areas, with primary limits of not less than $2,000,000 with respect to bodily injury or death to any one person, not less than $2,000,000 with respect to any one accident, and not less than $500,000 with respect to property damage, with excess liability (umbrella) insurance in a minimum amount of $3,000,000. Such policy of insurance shall name Landlord as an additional insured party.

             (b) Workers' compensation insurance or comparable insurance under applicable laws covering all persons employed at the Demised Premises with respect to which claims or death or bodily injury could be asserted against Tenant, in statutory amounts.

         29.3 Insurance Terms. All insurance required by this Paragraph 29 shall be written by companies with a Best rating of [B+] or higher which are authorized to transact insurance business in the State of Florida.

         29.4 Notices. Every policy required by this Paragraph 29 shall contain an agreement by the insurer that it will not cancel or modify such policy except after 30 days prior written notice sent by registered mail to Tenant, in the case of Landlord's insurance, and to Landlord, in the case of Tenant's insurance.

         29.5 Certificates. Each party shall deliver to the other promptly after the execution and delivery of this Lease, certificates of the insurers, satisfactory to the other party, evidencing all the insurance which is required by this Paragraph 29, and each party shall, at least 30 days prior to the expiration of any such insurance, deliver additional certificates of the insurers, satisfactory to the other party, evidencing the renewal of such insurance.

         29.6 Waiver; Waiver of Subrogation. The parties hereto mutually covenant and agree that each party shall, in connection with property insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with such other insurance policies which they may obtain insuring their respective interests in their own properties, whether personal or real, use commercially reasonable efforts to cause its insurer to include in such policy of insurance a waiver of subrogation endorsement. In connection with the foregoing, Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property for which such party is required by this Lease to carry insurance, to the extent of such coverage; provided that the foregoing waivers by Landlord and Tenant shall be valid only if and to the extent that they are able to secure the foregoing subrogation endorsements to their respective insurance policies and such waivers do not violate the provisions of existing insurance policies or void or impair coverage thereunder.

         29.7 Self-help. In the event either party fails to obtain or maintain the insurance required hereunder, or to evidence such insurance upon request, the other party shall have the right, in addition to all other rights available hereunder, at law or in equity, to purchase such insurance on behalf of the defaulting party, in which case the defaulting party shall reimburse the acting party upon demand, with interest at the Default Rate until paid.

     30. INSPECTION AND ACCESS BY LANDLORD.

         Tenant agrees that the said Landlord's agents, and other representatives, shall have the right, during normal business hours and upon reasonable prior notice to Tenant, to enter into and upon the said Demised Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective purchasers (or, during the last six months of the Lease Term, to prospective tenants) in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of Tenant. Landlord's rights hereunder are expressly subject to Landlord's obligation with respect to the confidentiality of the records owned by third parties which are in the custody of Tenant in the conduct of its business.

     31. SURRENDER; HOLDOVER.

         31.1 Surrender. On the last day, or earlier permitted termination of the Lease Term, Tenant shall quit and surrender the Demised Premises in good and orderly condition and repair (reasonable wear and tear, and damage by the elements, condemnation, fire or other casualty excepted) and shall deliver and surrender the Demised Premises to Landlord peaceably, together with all alterations, additions and improvements in, to or on the Demised Premises, made by Tenant as permitted under the Lease. Landlord reserves the right, however, to require Tenant at its cost and expense to remove any alterations or improvements installed by Tenant (excluding the Building Renovations and Tenant Improvements) and not permitted or consented to by Landlord pursuant to the terms and conditions of the Lease (to the extent such consent was required hereunder), which covenant shall survive the surrender and the delivery of the Demised Premises as provided hereunder. Prior to the expiration of the Lease Term, Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Demised Premises. All property not removed by

Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided.

         31.2 Holdover. If the Demised Premises are not surrendered at the expiration of the Lease Term, Tenant shall be deemed a holdover, on a month to month basis, and Tenant shall be obligated to pay Fixed Rent in the amount of 150% of the then effective Fixed Rent, together with all Additional Rent required to be paid hereunder, prior to surrender.

    32. CONSENTS. Wherever in this Lease it is provided that either party has a right to withhold consent or approval or to exercise its judgment, such consent or approval or exercise of judgment shall not be unreasonably withheld, applied or delayed unless expressly provided to the contrary herein. In the event of a final determination by any court of competent jurisdiction to the effect that a requested consent was unreasonably withheld or delayed, then the losing party shall reimburse the other party for reasonable attorney's fees and all other reasonable expenses incurred in obtaining such determination, the requested consent shall be deemed to have been granted or judgment exercised in favor of the prevailing party, and the party who shall have refused or failed to give such consent at all or in a timely manner or failed to exercise reasonable judgment shall not have any additional liability to the other party except if such consent was refused, not given, or not timely given or judgment was unreasonably exercised in bad faith. The giving of a consent in one instance shall not relieve a party from the obligation of obtaining consent in any other instance.

     33. LEGAL FEES AND COURT COSTS. If Landlord or Tenant (the "Non-Defaulting Party") at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum or money, by reason of the failure of the other party (the "Defaulting Party") to comply with any provision hereof (as determined by final adjudication of a court of competent jurisdiction), or if Landlord or Tenant is compelled to or does incur any cost or expense, including reasonable attorney's fees in collection of such sum or in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of the Defaulting Party hereunder, or enforcing any judgment in connection therewith (in either case such determination of "default" to be determined by court of competent jurisdiction), the Defaulting Party shall, on demand, pay to the Non-Defaulting Party, by way of reimbursement, the sum or sums so paid by the Non-Defaulting Party (including all reasonable attorney's fees and court costs) with interest from the date such payment was made by the Non-Defaulting Party to the date of actual reimbursement by the Defaulting Party at a rate equal to two percent (2%) above the Prime Rate (the "Default Rate").

     34. MEMORANDUM OF LEASE. At any time following the date hereof, and at the request of Tenant or Landlord, a memorandum of this Lease shall be prepared in form satisfactory to both parties, which each party will execute. The memorandum shall be recorded in the appropriate public offices for publishing notice of the existence of this Lease and the rights of Tenant hereunder. The memorandum of Lease shall specifically reference Tenant's renewal options, purchase options and rights of first offer and the Section 713.10, Florida Statute language set forth in Paragraph 14.2 hereof. The cost and expense of preparation and recording of the memorandum of this Lease shall be paid by the party requesting the memorandum.

     35. NOTICES. All notices or demands given or required to be given hereunder shall be in writing and shall be hand delivered or sent by United States Certified or Registered Mail, return receipt requested, postage prepaid, or by Federal Express or other guaranteed overnight courier, addressed to the intended recipient's address or addresses set forth below or at such other address or addresses as shall be designated in writing by the party to receive notice. Any such notice shall be deemed to have been given (a) when received, if hand delivered, (b) two (2) business days after the date of deposit in the United States mails or (c) one business day after the date sent by an overnight mail service, and if sent as aforesaid, shall be effective whether or not received by the addressee.

                  For Landlord:

                                            Quixotic Investment Holdings, Inc.
                                            1247 Mandalay Point
                                            Sarasota, FL 34242
                                            Attn: Mark P. Famiglio

                  With a required copy to:

                                            Blalock, Landers, Walters and
                                             Vogler, P.A.
                                            802 11th Street West
                                            Bradenton, FL 34205
                                            Attn: Garret T. Barnes, Esq.

                  For Tenant:

                  (i)    prior to the Occupancy Commencement Date:

                                            Staff Capital, L.P.
                                            1301 6th Avenue West
                                            Bradenton, FL 34209
                                            Attn: Harry D. LeTourneau, Jr.,
                                                        President and CEO
                  with a required copy:

                                            McKay and Heagerty, Inc.
                                            1401 Manatee Avenue West
                                            Suite 1010
                                            Bradenton, FL 34205
                                            Attn:    John M. McKay

                  (ii)    from and after the Occupancy Commencement Date:

                                            To the Demised Premises

                  With a required copy to:

                                            Dechert Price & Rhoads
                                            4000 Bell Atlantic Tower
                                            1717 Arch Street
                                            Philadelphia, PA 19103
                                            Attn: Glenn D. Blumenfeld, Esquire

     36. BROKERS. Each party represents and warrants that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner other than Tenant's Representative and Mark Famiglio whose commissions shall be paid by Tenant as to its Tenant Representative and Landlord, as to Mark Famiglio. Each party shall indemnify, defend and hold harmless the other party from any and all claims, actual or threatened, and all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party had or purportedly has dealt. Mark Famiglio is a Florida real estate broker and a principal of the Landlord and is receiving a commission in connection with this transaction payable by Landlord.

     37. ARBITRATION. In the event of any dispute between the parties with respect to a substitute index for the Consumer Price Index, the matters described in Paragraph 4.3(d) or in the event Tenant disputes any statement of Operating Expenses or Impositions, such dispute shall be submitted by the parties to binding arbitration in accordance of the then prevailing practices and procedures of the American Arbitration Association ("AAA") as in effect in the County of Manatee, Florida and surrounding areas; provided that in the case of a dispute regarding matters described in Paragraph 4.3(d), the initial arbitrators shall be the Architect and the Consulting Architect. The decision of the arbitrator or panel of arbitrators shall be final and binding on the parties. Each party shall be afforded an opportunity for discovery including an opportunity to take depositions and admit such depositions as evidence in any arbitration hearing. To the extent possible, the arbitrators or panel of arbitrators shall be selected within 15 days after either party invokes the arbitration process and the final decision of the arbitrator or panel or arbitrators shall be rendered within 30 days thereafter. In the event the Architect and Consulting Architect cannot agree on a resolution of the dispute within fourteen (14) days after the matter is submitted for consideration, the

Architect and Consulting Architect shall, within five (5) days thereafter, mutually agree on an independent third party to serve as the arbitrator, which party shall be an independent, Florida licensed architect with at least ten (10) years experience in designing commercial real estate (the "Independent Arbitrator"). The Independent Arbitrator shall be the sole arbitrator and shall, to the extent practicable, render its decision within ten (10) days after its selection; but in any event shall render its decision within thirty (30) days after such appointment. In the event the Consulting Architect and Architect cannot agree on a resolution to any dispute and on the identity of the Independent Arbitrator, such Independent Arbitrator shall be selected by the then highest ranking officer of AAA in Manatee County, Florida, provided such Independent Arbitrator shall have no financial interest or family relationship with Landlord or Tenant. In the event Landlord or Tenant have terminated the services of the Architect or Consulting Architect, as the case may be, and replaced such party with a new architect, the new architect shall succeed to the role of the original architect it replaced for purposes of this Paragraph.

     38. SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid, illegal or otherwise unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     39. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

     40. ESTOPPEL. Within ten (10) business days after request therefor by either party (the "Requesting Party"), the other party (the "Responding Party") shall execute and deliver to the Requesting Party a sworn statement, in substantially the form of Exhibit 40 (the "Estoppel Certificate"), certifying as to the facts and information contained in such Estoppel Certificate. Each party hereby acknowledges and agrees that the Requesting Party and any mortgagee, prospective purchaser of the Center or Tenant's business, as well as any other lender of either party, may rely on the Estoppel Certificate. In the event any Responding Party fails to deliver the Estoppel Certificate within ten (10) business days after written request therefor from the Requesting Party, the Requesting Party may execute the Estoppel Certificate on behalf of the Responding Party and, in such event, the Responding Party will be bound by the Estoppel Certificate actually executed and delivered by the Requesting Party (including all information contained therein) and any mortgagee, lender or purchaser shall be entitled to rely on such Estoppel Certificate as if delivered by the Responding Party.

     41. HEADINGS. Headings in this Lease are inserted for convenience only, and are not to be construed as a part of this Lease and shall not in any way be construed as definitive of or limited to the scope or intent of the provisions hereof.

     42. ENTIRE AGREEMENT. This Lease, including all Exhibits attached hereto, each of which is incorporated in this Lease, contains the entire agreement of the parties hereto and any representations, inducements, promises or agreements, oral or otherwise, not embodied herein shall be of no force or effect.

This Lease and the Exhibits may be altered, amended, or revoked only by a subsequent instrument in writing signed by duly authorized representatives of Landlord and Tenant.

         43. PARTIES BOUND; BENEFITS. The terms and conditions of this Lease shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

         44. RADON GAS DISCLOSURE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This notice is given pursuant to Florida Statutes, 404.056(7). In the event testing of the Demised Premises reveals a level of radon which exceeds levels that are generally considered safe levels or which otherwise require remediation, Landlord shall remediate such problem at its sole cost and expense.

         45. FORCE MAJEURE. Except for the obligation of the Tenant to pay Fixed Rent and Additional Rent under this Lease, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, area-wide labor strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibition or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions (as opposed to difficulties in obtaining such labor or materials caused by failure to process long lead time items in a timely basis, increase in the cost of material and the like), material defaults of the other party under this Lease, or other events beyond the reasonable control of Landlord or Tenant, as the case may be (a "Force Majeure"), shall be added to the time for performance of such act and shall extend the deadline for performance of such act, as applicable; provided, however, that economic impracticability shall not be considered a reason beyond any party's reasonable control; and provided further, however, that for purposes of Landlord's construction obligations under Paragraph 4 hereof, none of the foregoing acts or occurrences shall be deemed a "Force Majeure" which will extend Landlord's obligation to perform or the deadline for such performance unless Landlord identifies to Tenant the occurrence of such Force Majeure in writing within five (5) days after the occurrence of the facts or circumstances giving rise to such Force Majeure, which notice shall identify to Tenant the existence of such potential Force Majeure as well as Landlord's reasonable, good faith estimate of the duration of such Force Majeure, together with Landlord's proposed plan for limiting the impact thereof.

         46. GUARANTY OF MARK FAMIGLIO. As a condition of Tenant's agreement to enter into this Lease, Landlord has caused its sole shareholder, Mark P. Famiglio ("Guarantor"), to execute the Joinder attached to this Lease, pursuant to which Guarantor has guaranteed to Tenant certain payment obligations relating to the Building Renovations and Tenant Improvements as described in such Joinder.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.
                                       LANDLORD:
                                       --------

Witness/Attest:                        QUIXOTIC INVESTMENT HOLDINGS, INC.

[Corporate Seal]


/s/                                    By: /s/ Mark P. Famiggio
-----------------------------------        ----------------------------------
Signature                              Name: Mark P. Famiggio
                                             --------------------------------
/s/                                    Title: President
-----------------------------------          --------------------------------
Signature


                                       TENANT:
                                       ------

Witness/Attest:                        STAFF CAPITAL, L.P., a Delaware limited
                                       partnership

[Corporate Seal]                       By:   STAFF ACQUISITION, INC., its
                                             General Partner

/s/
-----------------------------------          By: /s/ D A Vanadore
Signature                                       ----------------------------
                                             Name: David A. Vanadore
/s/                                               --------------------------
-----------------------------------          Title: V/P CFO
Signature                                          --------------------------

                                   JOINDER

     The undersigned, Mark Famiglio ("Guarantor"), being the sole shareholder of Landlord, hereby joins in the foregoing Lease for the limited purpose of guarantying and becoming surety to Tenant for the full cost to complete the Building Renovations and Tenant Improvements in accordance with the Plans and Specifications should Tenant exercise its right to complete such work because
(1) Landlord has not commenced construction of the Building Renovations and Tenant Improvements on or before the Commencement of Construction Date; or (2) the Building Renovations and Tenant Improvements are not at least 70% completed by the Outside Date (as extended pursuant to Paragraphs 4.10 and 45 of the Lease); provided, however, that Landlord's obligations shall be limited to the reasonable, actual cost of such work; and provided, further, that Guarantor's obligations hereunder shall be null and void should Tenant acquire the Center pursuant to its purchase option under Paragraph 21 of the Lease or otherwise prior to completion of the work. The obligations of Guarantor hereunder constitute a guarantee of payment and not merely collection, are absolute and unconditional, and shall not be discharged, impaired or otherwise affected except by payment to Tenant in accordance herewith. Tenant shall have the right to require Guarantor to pay and satisfy its obligations and liabilities under this guaranty and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to first bring any proceeding or take any action of any kind against Landlord. This guaranty shall survive any transfer of the Center by Landlord.


     By way of example, should Tenant elect to complete the Building
Renovations and Tenant Improvements (without acquiring title to the Center under Paragraph 21) at a cost of $2,000,000, Guarantor shall be liable to Tenant for such amount.


IN WITNESS WHEREOF, the undersigned has executed this Guaranty, for good and valid consideration this 27th day of March, 1995.

WITNESS:

/s/                                      /s/ Mark P. Famiglio
----------------------------------      -----------------------------------
Signature                                MARK P. FAMIGLIO

/s/
----------------------------------
Signature

                                 EXHIBIT 4.1






                    Tenant Manual for Staff Leasing, Inc.

                                DeSoto Center
                              Bradenton, Florida

                         Dated on or about March 1995
                                Job No. 95004







                                Prepared for:


                      Quixotic Investment Holdings, Inc.
                           1247 Mandalay Point Road
                              Sarasota, Florida







                                 Prepared by:


                         Lawson and Associates, Inc.
                              Bradenton, Florida


                      Patrick M. Pillot Architect, Inc.
                              Sarasota, Florida


                       Stewart Engineering Consultants
                              Sarasota, Florida


The attached constitutes an amendment to Tenant Modifications.

                         (Attachment to EXHIBIT 4.1)
                      AMENDMENTS TO TENANT MODIFICATIONS


1. The elevator will not need to be moved more than 2 feet in order to miss the beam. That is acceptable to tenant, so the elevator will be designed without the beam needing to be changed, but remain generally in the same location.

2. In order to accommodate the North staircase, we will rework the office layout on the second floor to accommodate the stairs and maximize the number of offices.

3. The outdoor staircase will be covered only with a canopy; the design to fit with the courtyard.

4. The middle door in the back (North) wall may be required from a code point of view. Pat will check the calculations and confirm decision with Nancy. Door is only required if egress is needed.

5. We will re-design staging and purchasing to give the staging access to one loading bay. We will close off the additional door for staging. Shift the door of processing and change the processing door to a single one. Other doors in that area as per original design.

6. The right entrance/exit door on the South wall needs to align with the traffic pattern of the operations floor.

7. On the East wall Pat will look at the possibility of using the existing door. This is dependent on the traffic pattern and code requirements.

8. There will be a handicapped drinking water fountain off the employee lounge, as marked.

9. The front facade will be re-designed to exclude the canopy, and ignoring the striping. Windows will be changed to start at a "normal" level. We all agree that the front should look good. The canopy in front of the best building will be removed, except for the part right above the entrance way which will remain.

10. Pat will be "more generous" on windows for the side, and back. Additional windows will be added where possible and reasonable. To maximize natural light in all office areas.

11. Skylights to be reviewed if windows allow for some reduction. In principle though, skylights as per drawing.

                      AMENDMENTS TO TENANT MODIFICATIONS



12. SLG will replace the generator. SLG to provide Pat/Stewart with technical data for size and installation requirements etc.

13. Windows: SLG accepts standard colors, dark bronze or white; est. savings

14. Acoustical ceiling tile, change in dimension agreed to by Tenant estimated savings:

15. Painting of the outside; estimated cost increase above pressure cleaning and sealing costs.

16. Folding Partition, specification requirements reduced; estimated savings:

17. Eliminate underground wiring; savings:

18. Change in the sprinklers to non-recessed type.

19. Lightening protection system, Mahogany elevator, Glass stainless steel handrail around atrium, are all eliminated

20. Front desk to be made from a mixture of plastic & wood veneer

21. Electrical specification to include 2 1/2 inch parabolic lighting, additional costs to be estimated and price agreed upon with Tenant bearing the additional cost of the change.

22. The computer flooring shall be Tate Encore System in standard colors or equivalent.

                                 EXHIBIT 4.8






PRELIMINARY DESIGN AND CONSTRUCTION SCHEDULE


April 25  Submit plans and specification to Tenant.

April 28  Landlord closes on purchase of Center.

May 1-14  Demolition of Center.

May 28    Landlord obtains building permits.

Nov. 1    Landlord substantially completes Center.

                                  EXHIBIT 5

                               LEASING CRITERIA

1. No part of the Demised Premises or The Center shall be used or occupied by any hazardous or undersirable facility as defined below:


    As used herein, "hazardous or undesirable facility" includes, but is not limited to, gas stations, motorcycle shops (sales or service), gun shops, pawn shops, flea markets, second hand merchandise operations, consignment operations, massage parlors, adult book or adult video stores, or other businesses which sell or display pornographic material or operate businesses that are unsuitable for children to visit and patronize, or which would cause an nuisance to or otherwise manufacturing uses, automobile, boat or trailer sales, or any use where inventory is stored or displayed in the parking areas of the Center. It is agreed between the parties that parking areas and other Common Areas should not be burdened by either large scale or protracted use which is often associated with many of the above prohibited uses.

2. No part of the Demised Premises or Center shall be used for "Adult" bookstores or cinemas, "peepshows" or entertainment of an obscene, pornographic or predominately sexual nature.

3. There shall not be located within 150 feet of the exterior walls of the "Building" any entertainment facility without Tenant's and Landlord's consent.

    As used herein, "entertainment facility" or "recreational facility" includes, but is not limited to, movie, theater, bar, tavern, amusement arcade, billiards room, pool hall, bowling alley, live entertainment facility, stage production(s), video game room, skating rink, bingo parlor or other places or public amusement.


4. Landlord shall not allow any tenant to operate space in the Center in violation of the exclusive use granted to Tenant under Paragraph 5 of the Lease.

                                    (MAP)

                                 EXHIBIT 10.2

                       SCHEDULE OF PERMITTED EXCEPTIONS



        (Landlord will obtain an acquisition and construction loan which will be secured by a mortgage upon the Center, subject to Paragraph 27 of the Lease.)

Prepared by:
                                    PAGE I
R.L. Hine
FLORIDA POWER & LIGHT COMPANY     EASEMENT         Date:  February 6, 1978
P. O. BOX 149
BRADENTON, FLORIDA  33506                       SEC 2   TWP   35S   RGE 17E
                                                Manatee County, Florida


        In consideration of the payment to me/us by Florida Power & Light Company of $1.00 and other good and valuable consideration which I/we have received, I/we and those holding through me/us, grant and give to Florida Power & Light Company and its successors and assigns an easement for the construction, operation and maintenance of electric utility facilities (including wires, poles, guys, cables, conduits, transformer enclosures and appurtenant equipment) to be installed from time to time; with the right to reconstruct, improve, add to, change the size of or remove such facilities or any of them; to permit the attachment of conduits, wires or cables of any other Company or person; also, to cut, trim and keep clear all trees, brush and underground or other obstructions that might endanger or interfere with said facilities, on, over, upon, under, and across my/our property described as follows;

Being a parcel of land situated in the Northeast 1/4 and partly in the Southeast 1/4 of Section 2, Township 35 South, Range 17 East, Manatee County, Florida, and more particularly described as follows:
Beginning at the Southwest corner of the Northeast 1/4 of said Section 2, thence North 89 43' 46" East along the South line of the Northeast 1/4 a distance of 669.01 feet to a point; Thence North 00 15' 15" West along West line of the Southeast 1/4 of the Southwest 1/4 of the Northeast 1/4 a distance of 107.55 feet to the principal point and place of beginning of the following description; Thence continuing North 00 15' 15" West, along said West line a distance of 428.14 feet to a point; Thence North 89 53' a distance of 794.00 feet to a point on the North line of the South one-half of the Northeast 1/4 of said Section 2; Thence North 89 53' 31" East along said North line a distance of 1283.11 feet to a point on the West right-of-way line of 3rd Street West; Thence South 00 18' 45" East along said right-of-way line a distance of 1326 feet to a point on the South line
             CONTINUED:
             ---------

In the presence of:

/s/
-------------------------------   ---------------------------------------

                                  BY /s/
-------------------------------   ---------------------------------------
                                              President

                                  ATTEST: /s/ Dale Lindsay
    (CORPORATE SEAL)                     --------------------------------
                                                   Secretary

STATE OF FLORIDA AND COUNTY OF  Manatee
                               ------------------------------------------

I HEREBY CERTIFY that before me, personally appeared
                                                     --------------------


respectively, __________ President and _______ Secretary of _______________

a Corporation organized under the Laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument, and severally acknowledged the execution thereof to be their free act and deed as such officers, for the users and purposes therein mentioned; and that they affixed thereto the official seal of said corporation and that said instrument is the act and deed of said corporation.

WITNESS my hand and official in said County and State this sixteenth day of March 1978.
                        [SEAL]

                                         /s/
My Commission expires:  April 24, 1981   ---------------------------------------
                                         NOTARY PUBLIC STATE OF FLORIDA AT LARGE


RWO/    673  ER    7    STRUCT. NO. ____

Prepared by:
                                 PAGE II
R.L. Hine
FLORIDA POWER & LIGHT COMPANY     EASEMENT         Date:  February 6, 1978
P. O. BOX 149
BRADENTON, FLORIDA  33506                       SEC 2   TWP   35S   RGE 17E

        In consideration of the payment to me/us by Florida Power & Light Company of $1.00 and other good and valuable consideration which I/we have received, I/we and those holding through me/us, grant and give to Florida Power & Light Company and its successors and assigns an easement for the construction, operation and maintenance of electric utility facilities (including wires, poles, guys, cables, conduits, transformer enclosures and appurtenant equipment) to be installed from time to time; with the right to reconstruct, improve, add to, change the size of or remove such facilities or any of them; to permit the attachment of conduits, wires or cables of any other Company or person; also, to cut, trim and keep clear all trees, brush and underground or other obstructions that might endanger or interfere with said facilities, on, over, upon, under, and across my/our property described as follows;

            of the South one half of the Northeast 1/4; Thence South 00 19" 33" East along the West right-of-way of 3rd Street West a distance of 225.11 feet to a point; Thence South 80 39' 34" West a distance of 285 feet to a point; Thence South 00 19' 33" East a distance of 212.90 feet to a point; Thence South 36 30' 50 " West a distance of 170.51 feet to a point on the North right-of-way line of US Highway 301 (Boulevard West); Thence North 53 29' 10" West along said right-of-way line a distance of 60 feet to a point; Thence North 36 30' 50" East, a distance of 150.53 feet to a point, Thence North 30 30' 50" East a distance of 150.53 feet to a point; Thence North 00 19' 33" West a distance of 436.66 feet to a point: Thence North 53 29' 10" West along a line 500 feet North of and parallel with the North right-of-way line of US Highway 301 (Boulevard West) a distance of 1135.33 feet to a point; Thence South 00 15' 15" East a distance of 624.17 feet to a point on the said North right-of-way line; Thence North 53 29' 10" West along said North right-of-way line a distance of
56.17 feet to the principal point of beginning and containing 34.031 acres of land, more or less, but subject to all legal highways and easements of record.

   In the presence of:
                                  DESOTO SQUARE VILLAS COMPLEX
                                  ----------------------------
-------------------------------

                                    BY    ?
-------------------------------       -------------------------------------
                                                              PRESIDENT

                                    ATTEST:    /s/ Dale B. Lindsay
    (CORPORATE SEAL)                       --------------------------------
                                                              SECRETARY


STATE OF FLORIDA AND COUNTY OF    Manatee

I HEREBY CERTIFY that before me, personally appeared
                                                     --------------------

respectively, __________ President and _______ Secretary of _______________

a Corporation organized under the Laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument, and severally acknowledged the execution thereof to be their free act and deed as such officers, for the users and purposes therein mentioned; and that they affixed thereto the official seal of said corporation and that said instrument is the act and deed of said corporation.

WITNESS my hand and official said in said County and State this sixteenth day of March 19, 1978.
                                         /s/   ?
My Commission expires:  April 24, 1981   ---------------------------------------
                                         NOTARY PUBLIC STATE OF FLORIDA AT LARGE


RWO/    672  ER    7    STRUCT. NO. ____

Stipulation:

        1. Owner reserves right to approval of all transformers and other appurtenant equipment above ground.

        2.   This easement is limited to facilities to serve
             Desoto Square Villas Complex.

                              DRAINAGE EASEMENT



        THIS INDENTURE, made this ___th day of January, 1981, between Southcoast-DeSoto Associates, doing business in the County of Manatee, State of Florida, party of the first part, and the COUNTY OF MANATEE, STATE OF FLORIDA, party of the second part,

                                 WITNESSETH:


        That said party of the first part, for and in consideration of the sum of $1.00 and other valuable considerations to it in hand paid, the receipt whereof is hereby acknowledged, has granted, bargained, sold and transferred, and by these presents does grant, bargain, sell and transfer unto said party of the second part, an easement and right of way across the following described property situate in the County of Manatee, State of Florida, more particularly described as follows:

                          SEE SCHEDULE "A" ATTACHED.


for the purpose of constructing and maintaining a drainage pipe, provided that in the event party of the second part should ever abandon said easement and right of way, then said easement and right of way will become null and void, and the title thereto shall refer to party of the first part, its assigns or successors in title.

        IN WITNESS WHEREOF the grantor has caused these presents to be executed by its duly authorized representatives the day and year first above written.


Signed, sealed and delivered            SOUTHCOAST-DeSOTO
in the presence of:                     ASSOCIATES, an Ohio
                                        general partnership

                                        By SOUTHCOAST-DeSOTO, LTD.,
                                        general partner

/s/ Dan D. Collins                      By  /s/ Curtis A. Crenshaw
----------------------------              -------------------------------------
                                          Curtis A. Crenshaw
                                          General Partner
/s/
----------------------------


[SEAL]



ATTEST
      /s/ R.B. Shore                      /s/ Patricia M. Glass
      ----------------------              -------------------------------------

R. B. Shore, Clerk of Circuit Court

THIS INSTRUMENT WAS PREPARED BY
DEAN S. HOOVER, ATTORNEY
THE EDWARD J. DeBARTOLO CORP.

                                         DeSOTO CENTER, INC.,
                                         general partner

/s/ Denise G. Loshinsky                  By: /s/ Robert J. Schreier
----------------------------                -------------------------------


/s/ Dean S. Hoover                       And /s/ James R. Loshinsky
----------------------------                -------------------------------
                                            JAMES R. LOSHINSKY
                                              ASST. SECRETARY


STATE OF ALABAMA       )
                       ) SS.
COUNTY OF JEFFERSON    )


          I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Curtis A. Crenshaw, well known to me to be the general partner of Southcoast-DeSoto, Ltd., a limited partnership which is a general partner of Southcoast-DeSoto Associates, the partnership named as grantor in the foregoing instrument and that he acknowledged executing the same in the presence of the subscribing witness freely and voluntarily under authority duly vested in him by said partnership.

         WITNESS my hand and official seal in the County and State last aforesaid this 23rd day of January, A.D. 1981.

(SEAL)

                                                   /s/ Marilyn D. Wynn
                                                   -------------------
                                                      Notary Public

My commission expires: 1-16-84





STATE OF OHIO          )
                       ) SS.
COUNTY OF MAHONING     )

          I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared ROBERT J. SCHREIBER & J.R. Loshinsky well known to me to be the Vice President and Asst. Secretary, respectively, of DeSoto Center, Inc., the corporation which is a general partner of Southcoast-DeSoto Associates, the


THIS INSTRUMENT WAS PREPARED BY DEAN S. HOOVER, ATTORNEY THE EDWARD J. DeBARTOLO CORP.

partnership named as grantor in the foregoing instrument, and that he acknowledged executing the same in the presence of two subscribing witnesses freely and voluntarily under authority duly vested in him by said corporation and said partnership and that the seal affixed thereto is the true corporate seal of said corporation.

        WITNESS my hand and official seal in the County and State last aforesaid this 10th day of January, A.D. 1981.


                                                /s/
                                                ------------------------------
                                                        Notary Public
                                                        (SEAL)
My commission expires:


THIS INSTRUMENT WAS PREPARED BY
DEAN S. HOOVER, ATTORNEY
THE EDWARD J. DeBARTOLO CORP.

                                 SCHEDULE "A"


Being a parcel of land situated in the Northeast Quarter and partly in the Southeast Quarter of Section 2, Township 35 South, Range 17 East, Manatee County, Florida, and more particularly described as follows:

Beginning at the Southwest corner of the Northeast Quarter of said Section 2; thence North 89 (degrees) 43' 46" East, along the South line of the Northeast Quarter a distance of 669.01 feet to a point; thence North 00 (degrees) 15' 15" West, along the West line of the Northeast Quarter, a distance of 107.55 feet to a point on the North right-of-way line, a distance of U. S. Highway 301 (Boulevard West); thence South 53 (degrees) 29' 10" East, along said right-of-way line, a distance of 56.17 feet to the principal point and place of beginning of the following description:

Thence North 00 (degrees) 15' 15" West, a distance of 624.17 feet to a point; thence South 53 (degrees) 29' 10" East, a distance of 1135.33 feet to a point; thence South 00 (degrees) 19' 33" East, a distance of 436.66 feet to a point; thence South 36 (degrees) 30' 50" West a distance of 150.53 feet to a point on the North right-of-way line of U. S. Highway 301 (Boulevard West); thence North 53 (degrees) 29 ' 10" West along said North right-of-way line of U. S. Highway 301, a distance of 1023.53 feet to the principal point and place of beginning and containing 12.842 acres of land more or less, but subject to all legal highways and easements of record;

                              DRAINAGE EASEMENT

DESCRIPTION:

All that certain parcel of land in the East 1/2 of the S.W. 1/4 of the N.E. 1/4 of Section 2, Township 3; South, Range 17 East, Manatee County, Florida, being
15.00 feet on each side of the following described Center Line:

        From the S.W. corner of the said East 1/2 of the S.W. 1/4 of the N.E. 1/4, run N 00 (degrees) 15' 15" W, a distance of 107.55 feet to the northerly right of way line of State Road #683 (U.S. Highway 301 Boulevard West); and S 53 (degrees) 29' 10" E, along the said Northerly right of way line of State Road #683, a distance of 875.49 feet to the point of beginning. Thence along the said center line the following four courses, viz:

        1.   N 58 (degrees) 54' 45" E, a distance of 181.71 feet;
        2.   N 36 (degrees) 30' 50" E, a distance of 75.00 feet;
        3.   N 07 (degrees) 15' 58" E, a distance of 245.57 feet;
        4.   S 89 (degrees) 18' 17" E, a distance of 19.97 feet;

To a point in the outline of the above whole parcel of land of which this Easement is a part, said point being the terminus of the above described easement. The side lines of the above described easement are to be prolonged or shortened to terminate in the said northerly right of way of State Road #683 and the said outline of the whole parcel.

THIS INSTRUMENT WAS PREPARED BY
DEAN S. HOOVER, ATTORNEY
THE EDWARD J. DeBARTOLO CORP.

(CORP. SWDE)                                      PARCEL NO.  800.1
This instrument prepared and legal                SECTION     1313-102
description approved Date 03-12-81                STATE ROAD  55
By: L. L. Wright City Bartow, Florida             COUNTY      Manatee
State of Florida Department of Transportation     FAP NO._______________________

                               DRAINAGE EASEMENT

         THIS EASEMENT made this 6th day of May, A.D. 1981 between SOUTHCOAST-DeSOTO ASSOCIATES, General Partnership, organized and existing under the laws of the State of Ohio, as the first party, and the STATE OF FLORIDA, for the use and benefit of the State of Florida Department of Transportation, as party of the second part.

         WITNESSETH: That the first party, in consideration of the sum of One Dollar and other valuable considerations paid, the receipt of which is hereby acknowledged, hereby grants unto the second party, its successors and assigns, a perpetual easement and right of way for the purpose of clearing, excavating, constructing and maintaining outfall and drainage ditches and drains in, upon and through the following described land in Manatee County, Florida, to wit:


PARCEL 800.1

That part of:

Section 2, Township 35 South, Range 17 East

Being described as follows:

Commence on the Easterly boundary of Section 2, Township 35 South, Range 17 East, at a point 21.00 feet Southerly of the Southeast corner of the Northeast 1/4 of said Section 2; said corner being 1327.57 feet Westerly of the Southeast corner of the Southwest 1/4 of the Northwest 1/4 of Section 1, Township 35 South, Range 17 East; run thence North 89 degrees 29'19" West 500.06 feet; thence South 82 degrees 32'30" West 100.38 feet; thence North 89 degrees 29'19" West 87.00 feet; thence North 76 degrees 05'30" West 115.93 feet; thence North 85 degrees 45'19" West 186.28 feet; thence North 89 degrees 56'19" West 95.40 feet; thence South 7 degrees 33'49" West 20.17 feet to the point of beginning; continue thence South 7 degrees 33'49" West 250.17 feet; thence South 36 degrees 48'41" West 68.12 feet; thence South 59 degrees 12'46" West 184.92 feet; thence South 53 degrees 11'19" East 32.44 feet; thence North 59 degrees 12'46" East
178.50 feet; thence North 36 degrees 48'41" East 81.88 feet; thence North 7 degrees 33'49" East 261.94 feet; thence North 89 degrees 56'19" West 30.26 feet to the point of beginning.

Less existing rights of way.

[STATE OF FLORIDA SEAL]

================================================================================
                              DRAINAGE EASEMENT
--------------------------------------------------------------------------------

                           Section_________________

                           State Road______________

--------------------------------------------------------------------------------

                                     FROM


--------------------------------------------------------------------------------

                                      TO


                               STATE OF FLORIDA

--------------------------------------------------------------------------------

                               FILED FOR RECORD

In the office of the Clerk of the Circuit Court for the County of _____________,

   State of Florida, on the _________ day of _____________, A.D. 19__, and

 recorded in Deed Book ____________, Page ____________ and the record verified.


                                            ------------------------------------
                                                   Clerk of Circuit Court

                   __________________________County, Florida

================================================================================


     TO HAVE AND TO HOLD the same unto the second party, its successors and assigns, together with immunity unto the second party, its successors or assigns from all claims for damage, if any, arising from or growing out of such construction and/or maintenance to the lands, if any, owned by the first party, lying adjacent or contiguous to the lands hereinabove described and the party of the first part will defend the title to said lands against all persons claiming by, through or under the said party of the first part.

     IN WITNESS WHEREOF, the first party has caused these presents to be duly executed in its name by its Managing Partner on the date first above written.

                                        SOUTHCOAST-DeSOTO ASSOCIATES,
                                        General Partnership
                                        by: DeSOTO CENTER, INC., Managing
                                            Partner
Signed, sealed and delivered
in the presence of:                       /s/ William D. Pfaus
                                        ----------------------------------------
 /s/ Margaret Kostyk
----------------------------------      BY  William D. Pfaus, Vice President
                                           -------------------------------------
 /s/ Ethel M. ?
----------------------------------      ATTEST  /s/ James R. Loshinsky
                                              ----------------------------------
(CORPORATE SEAL)                              James R. Loshinsky, Assistant
                                              Secretary
STATE OF OHIO
                                                       (SEAL)
COUNTY OF MAHONING

     Before me, the undersigned authority, this day personally appeared William
D. Pfaus, Vice President and James R. Loshinsky, Assistant Secretary and to me well known and known to me to be the individuals described in and who executed the foregoing instrument as Vice President and Assistant Secretary, respectively, of the Corporation named in the foregoing instrument, and they severally acknowledged to and before me that they executed said instrument on behalf of and in the name of said corporation as such officers; that the seal affixed to said instrument is the corporate seal of said corporation and that it was affixed thereto by due and regular corporate authority; that they are duly authorized by said corporation to execute said instrument and that said instrument is the free act and deed of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal this 6th day of May, A.D. 1981.

My Commission expires:                           /s/ Margaret Kostyk
                                        ----------------------------------------
MARGARET KOSTYK, Notary Public            Notary Public in and for the County
------------------------------                 and State aforesaid.
    MAHONING COUNTY, OHIO
                                                        (SEAL)
My Commission Expires May 12, 1982

                                 EXHIBIT 10.6






                    PHASE I ENVIRONMENTAL SITE ASSESSMENT

                         DESOTO CENTER SHOPPING MALL
                            600 U.S. 301 BOULEVARD
                              BRADENTON, FLORIDA










                                Prepared for:

                      QUIXOTIC INVESTMENT HOLDINGS, INC.
                           1247 Mandalay Point Road
                              Sarasota, Florida




                                 Prepared by:

                            LAW ENGINEERING, INC.
                                Tampa, Florida





                                  March 1995

                           Law Project 464-00661.01





(The above Environmental Site Assessment has be delivered to and accepted by Tenant on or about March 22, 1995)

                                 EXHIBIT 10.7


                                   Form of
                          Confirmation of Lease Term
               and Bring-down of Representations and Warranties



        THIS CONFIRMATION OF LEASE TERM AND BRING-DOWN OF REPRESENTATIONS AND WARRANTIES is made this ____ day of __________________, 19__, between QUIXOTIC INVESTMENT HOLDINGS, INC. ("Landlord") and STAFF CAPITAL, L.P., a Delaware limited partnership, whose sole partner is STAFF ACQUISITION, INC. ("Tenant").

        Landlord and Tenant have entered into a certain Lease Agreement (the "Lease") dated ___________________, 1995 demising certain land and a building containing approximately ____rentable square feet known as DeSoto Center located in the County of Manatee, State of Florida. All of the capitalized terms herein shall have the same respective definitions as set forth in the Lease.

        Pursuant to the provisions of Paragraph 4 of the Lease, Landlord and Tenant, intending to be legally bound hereby, acknowledge and agree that the Occupance Commencement Date of the Lease is the ____ day of _____________, 19__. The total rentable square footage of the Demised Premises and the Center are _________ and _________, respectively. Tenant has accepted possession of the Demised Premises and is now in possession of same, and the improvements and space required to be furnished according to the Lease have been fully delivered by Landlord and accepted by Tenant except for such items as may be set forth on the punch lists to be prepared by Tenant and submitted to Landlord pursuant to the terms of the Lease and latent defects. As supplemented hereby, the Lease shall continue in full force and effect.

        Pursuant to Paragraphs 10.7 and 11.3 of the Lease, Landlord and Tenant each hereby remake to the other all of their respective representations and warranties as of the Occupancy Commencement Date.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Confirmation of Lease Term and Bring-down of Representations and Warranties this ____ day of _________, 19__.

                                    LANDLORD:

                                    QUIXOTIC INVESTMENT HOLDINGS, INC.



                                    By:
--------------------------------       -------------------------------
Signature                                 Name:
                                          Title:
--------------------------------
Signature

                                    TENANT:

                                    STAFF CAPITAL, L.P.



                                    By:
--------------------------------       -------------------------------
Signature                                 Name:
                                          Title:
--------------------------------
Signature

                                  EXHIBIT 40


                                  [FORM OF]
              TENANT/LANDLORD ESTOPPEL CERTIFICATE AND STATEMENT




                                        ----------------------------------
                                                 Tenant/Landlord


                 The undersigned (jointly and severally if more than one) hereby represents, warrants and certifies to _______________________________ (the "Landlord"/"Tenant") that it is the tenant/landlord and present [occupant (the "Tenant")/owner (the "Landlord")] of certain premises (the "Premises") comprising a portion of the real property and improvements in the building (the "Building") located at ___________________________________________, and that:

1. Basic Lease Terms - The Premises are more specifically described in, and are leased under the provision of, a lease agreement (the "Lease"), the basic terms of which are described below:

         1.1.    Premises/Suite:__________________________ Floor(s):_________
         1.2.    Rentable Square Feet of Premises:___________________________
         1.3.    Date of Lease:______________________________________________
         1.4.    Commencement Date:__________________________________________
         1.5.    Expiration Date:____________________________________________
         1.6. Total Monthly Fixed Rent and Tenant's Share of Operating Expenses and Impositions as of:___________________, ___________________, and _____________________, respectively.

2. Modifications. The Lease contains all of the understandings and agreements between Tenant and Landlord, and is in existence in full force and effect, without modification, addition, extension, or renewal on the date hereof (or is in full force and effect modified as indicated below), except as indicated below:

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

         _________________________________________________________________.

3. Acceptance of Premises. Tenant has accepted possession of the Premises and is now in possession of same, and the improvements and space required to be furnished according to the Lease have been fully delivered by Landlord and accepted by Tenant, [subject to punchlist items and latent defects], except as provided below:

       -------------------------------------------------------------------
       -------------------------------------------------------------------
       -------------------------------------------------------------------
       -----------------------------------------------------------------.

4. Options. There are no options, rights of first refusal, options to terminate, exclusive business rights, or other rights in Tenant to extend or renew the term of the Lease or to expand or otherwise modify the Premises, except as set forth in the Lease.

5. Commencement of Rental Obligation. Tenant's obligation to pay Fixed Rent commenced ____________________________________.

6. Rent Payment. No rent has been paid by Tenant in advance under the Lease, except for the monthly Fixed Rent, as described above, that became due for the current month.

7. No Tenant/Landlord Default. Tenant/Landlord is not in default under the Lease [and is current in the payment of any and all charges required to be paid by Tenant,] except as indicated below:

       -------------------------------------------------------------------
       -------------------------------------------------------------------
       -------------------------------------------------------------------
       -----------------------------------------------------------------.
       -------------------------------------------------------------------
       -------------------------------------------------------------------
       -------------------------------------------------------------------
       -----------------------------------------------------------------.

8. Attornment. In the event that Landlord's interest in the Building is conveyed or Landlord otherwise relinquishes possession of the Premises to a third party, the undersigned agrees to attorn to such third party and to recognize such third party as landlord, subject to the terms of the Lease. Any such attornment shall be effective and self-operative, subject as aforesaid, without the execution of any other instrument by either party hereto but, upon the request of such landlord, the undersigned shall execute and deliver an instrument confirming such attornment.